PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2004)

                                  $682,305,000
                                  (Approximate)

                                   [LOGO] CCM
                          Carrington Capital Management

                     Carrington Mortgage Loan Trust 2005-NC2
                                     Issuer

             Asset-Backed Pass-Through Certificates, Series 2005-NC2

                    Stanwich Asset Acceptance Company, L.L.C.
                                     Seller

                        New Century Mortgage Corporation
                             Originator and Servicer

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

                                   ----------

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-10 in this prospectus supplement and on page 4 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, Stanwich Asset Acceptance Company, L.L.C., New Century Mortgage Corporation, Deutsche Bank National Trust Company, or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

      The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------------------------------------------------------
                     Original                                                          Original
                    Certificate                                                       Certificate
                     Principal             Pass-Through                                Principal            Pass-Through
     Class          Balance(1)                 Rate                Class                Balance                 Rate
     -----          -----------            ------------            -----              -----------           ------------
---------------------------------------------------------------------------------------------------------------------------
   Class A-1        $259,911,000            Variable(2)          Class M-3            $15,350,000            Variable(2)
---------------------------------------------------------------------------------------------------------------------------
   Class A-2        $250,452,000            Variable(2)          Class M-4            $26,679,000            Variable(2)
---------------------------------------------------------------------------------------------------------------------------
   Class A-3        $ 43,297,000            Variable(2)          Class M-5            $12,060,000            Variable(2)
---------------------------------------------------------------------------------------------------------------------------
   Class M-1        $ 28,141,000            Variable(2)          Class M-6            $10,964,000            Variable(2)
---------------------------------------------------------------------------------------------------------------------------
   Class M-2        $ 25,583,000            Variable(2)          Class M-7            $ 9,868,000            Variable(2)
--------------------------------------------------------------------------------------------------------------------------------

(1)   Approximate.

(2) The pass-through rate on each class of Class A Certificates and Mezzanine Certificates is based on one-month LIBOR plus an applicable certificate margin, subject to a rate cap as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates"

The certificates represent interests in a pool of adjustable-rate mortgage loans that are secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:

o     excess spread and overcollateralization

o subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Citigroup, as the underwriters, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriters will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about May 4, 2005.

Bear, Stearns & Co. Inc.
                                                                      Citigroup

              The date of the prospectus supplement is May 2, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                              ---------------------

SUMMARY ...............................................................    S-4
RISK FACTORS ..........................................................   S-10
THE MORTGAGE POOL .....................................................   S-27
THE ORIGINATOR ........................................................   S-39
SERVICING OF THE MORTGAGE LOANS .......................................   S-44
DESCRIPTION OF THE CERTIFICATES .......................................   S-47
YIELD ON THE CERTIFICATES .............................................   S-71
USE OF PROCEEDS .......................................................   S-86
FEDERAL INCOME TAX CONSEQUENCES .......................................   S-86
ERISA CONSIDERATIONS ..................................................   S-89
METHOD OF DISTRIBUTION ................................................   S-90
SECONDARY MARKET ......................................................   S-91
LEGAL MATTERS .........................................................   S-92
RATINGS ...............................................................   S-92
LEGAL INVESTMENT ......................................................   S-93
ANNEX I
   GLOBAL CLEARANCE, SETTLEMENT AND TAX ...............................    I-1

                                   PROSPECTUS
                                   ----------

RISK FACTORS ..........................................................     4
DESCRIPTION OF THE SECURITIES .........................................    14
THE TRUST FUNDS .......................................................    19
CREDIT ENHANCEMENT ....................................................    40
SERVICING OF LOANS ....................................................    45
THE AGREEMENTS ........................................................    53
MATERIAL LEGAL ASPECTS OF THE LOANS ...................................    65
THE DEPOSITOR .........................................................    79
USE OF PROCEEDS .......................................................    80
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS ............................    80
REPORTABLE TRANSACTIONS ...............................................   111
STATE TAX CONSIDERATIONS ..............................................   111
FASIT SECURITIES ......................................................   111
ERISA CONSIDERATIONS ..................................................   117
LEGAL MATTERS .........................................................   123
FINANCIAL INFORMATION .................................................   124
AVAILABLE INFORMATION .................................................   124
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .....................   124
RATINGS ...............................................................   125
LEGAL INVESTMENT CONSIDERATIONS .......................................   126
PLAN OF DISTRIBUTION ..................................................   126
GLOSSARY OF TERMS .....................................................   127

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

      We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

      You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-53 of this prospectus supplement or "Glossary of Terms" beginning on page 127 of the prospectus.

--------------------------------------------------------------------------------

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Pass-Through Certificates, Series 2005-NC2, represent beneficial ownership interests in a trust fund that consists primarily of a pool of adjustable-rate, interest only, mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

Originator

New Century Mortgage Corporation, a California corporation is the originator with respect to all of the mortgage loans.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Seller

Stanwich Asset Acceptance Company, L.L.C., a Delaware limited liability company, which will sell the mortgage loans to the depositor.

Servicer

New Century Mortgage Corporation, a California corporation.

Trustee

Deutsche Bank National Trust Company.

Pooling and Servicing Agreement

The pooling and servicing agreement among the servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-Off Date

The close of business on May 1, 2005.

Closing Date

On or about May 4, 2005.

The Trust

The depositor will establish a trust with respect to the certificates under the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer and the trustee. There are twelve classes of certificates representing beneficial interests in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the trust. See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

The trust will contain approximately 2,559 one- to four-family, interest only, adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $730,931,601 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the following approximate characteristics as of the cut-off date:

 Adjustable-rate mortgage loans:                          100%

 Interest only mortgage loans:                            100%

 Range of mortgage rates:                                 4.900% - 9.700%

 Weighted average mortgage rate:                          6.532%

 Range of gross margins of the mortgage loans:            1.000% - 8.150%

 Weighted average gross margin of the mortgage loans:     5.614%

 Range of minimum mortgage                                4.900% - 9.700%

 Weighted average minimum mortgage rate of
 the mortgage loans:                                      6.532%

 Range of maximum mortgage rates of the mortgage loans:   11.900% - 16.700%

 Weighed average maximum mortgage rate of
 the mortgage loans:                                      13.532%

 Weighted average next adjustment date of
 the mortgage loans:                                      23 months

 Weighed average remaining term to stated maturity:       357 months

 Range of principal balances:                             $50,000 to $960,000

 Average principal balance:                               $285,632

 Range of original loan-to-value ratios:                  28.89% - 95.00%

 Weighted average original loan-to-value ratio:           82.02%

 Geographic concentrations in excess of 5%:

      California:                                         63.26%

With respect to the mortgage loans, the mortgage rate will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool--General" in this prospectus supplement. The first adjustment date for such mortgage loans will occur only after an initial period of approximately two years or three years after origination, as more fully described under "The Mortgage Pool--General" in this prospectus supplement.

For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

Description of the Certificates

General

The certificates listed on the front cover of this prospectus supplement are the only classes of certificates offered by this prospectus supplement. Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

--------------------------------------------------------------------------------

o     Class A Certificates

      Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.

o     Mezzanine Certificates

      Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
      Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

The pass-through rate for each class of certificates will be a per annum rate based on one-month LIBOR plus an applicable margin set forth below, in each case, subject to the Net WAC Pass-Through Rate as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

                              Margin
                 -------------------------------
   Class             (1)                  (2)
 --------        ----------           ----------
    A-1            0.130%               0.260%
    A-2            0.240%               0.480%
    A-3            0.330%               0.660%
    M-1            0.450%               0.675%
    M-2            0.480%               0.720%
    M-3            0.500%               0.750%
    M-4            0.680%               1.020%
    M-5            0.750%               1.125%
    M-6            1.350%               2.025%
    M-7            1.450%               2.175%
    M-8            1.850%               2.775%
    M-9            3.000%               4.500%

----------
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)   Each interest accrual period thereafter.

The offered certificates will be sold by the depositor to Bear, Stearns & Co. Inc., and Citigroup Global Markets Inc., the underwriters, on the closing date. See "Method of Distribution" in this prospectus supplement.

The Class M-8 Certificates, the Class M-9 Certificates, the Class CE Certificates, the Class P Certificates and the Class R Certificates are not offered by this prospectus supplement. Information about these classes of certificates is included in this prospectus supplement solely to facilitate an understanding of the offered certificates.

Class M-8 Certificates. The Class M-8 Certificates will have an initial certificate principal balance of $8,771,000. The Class M-8 Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Class M-9 Certificates. The Class M-9 Certificates will have an initial certificate principal balance of $7,674,000. The Class M-9 Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Class CE Certificates. The Class CE Certificates will have an initial certificate principal balance of approximately $21,927,501, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 3.00% in the trust. The Class CE Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Class P Certificates. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Residual Certificates. The Class R Certificates are referred to in this prospectus supplement as the Residual Certificates. The Residual Certificates are the class of certificates representing the residual interests in the trust. The Residual Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The last scheduled distribution date for the offered certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in May 2035. The last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in September 2025 and January 2034, respectively.

Record Date

For the Class A Certificates and Mezzanine Certificates and for each distribution date, (i) the close of business on the business day immediately preceding such distribution date (so long as the offered certificates are book-entry certificates) and (ii) with respect to any definitive certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Denominations

The offered certificates will be in minimum denominations of $25,000 and integral multiples of $1.00 in excess of the minimum denominations. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

Registration of Offered Certificates

The offered certificates will initially be represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or Clearstream Banking Luxembourg and the Euroclear
System, in Europe. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates and Mezzanine Certificates consists of excess interest, subordination and overcollateralization, each as described in this section and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to distribute monthly interest on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the closing date by approximately $21,927,501, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

approximately 3.00% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

Allocation of Losses. On any distribution date, realized losses on the mortgage loans will be allocated first, to Net Monthly Excess Cash Flow; second, to the Class CE Certificates, until the certificate principal balance of the Class CE Certificates has been reduced to zero; and third, to the Mezzanine Certificates, in reverse numerical order, until the certificate principal balance of each class of the Mezzanine Certificates has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there may not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated (except in the case of Subsequent Recoveries as defined herein) nor will such certificates accrue interest on any allocated realized loss amounts. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Cap Contracts

The Class A Certificates and the Mezzanine Certificates will have a related cap contract, one for the benefit of the Class A Certificates and one for the benefit of the Mezzanine Certificates provided by Swiss Re Financial Products Corporation, as cap counterparty, intended to partially mitigate basis risk shortfalls as described in this prospectus supplement. Cap payments on the cap contracts, if any, will be available for distribution on the Class A and Mezzanine Certificates in respect of any basis risk shortfalls resulting from the application of the Net WAC Pass-Through Rate, to the limited extent described in this prospectus supplement. See "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

Advances

The servicer is required to advance delinquent payments of interest and principal on the mortgage loans, subject to the limitations described under "Servicing of the Mortgage Loans--Advances" in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Servicing of the Mortgage Loans--Advances" in this prospectus supplement and "Servicing of Loans--Advances and Limitations on Advances" in the prospectus.

Optional Termination

At its option, the majority holder of the Class CE Certificates (unless such holder is the seller or an affiliate of the seller) may purchase all of the mortgage loans, together with any properties in respect of such mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of such mortgage loans, has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "Description of the Certificates-- Termination" in this prospectus supplement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and "Description of the Securities-- Termination" in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve account and the cap contracts) as real estate mortgage investment conduits for federal income tax purposes. See "Material Federal Income Tax Considerations--Taxation of the REMIC" in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

Ratings

It is a condition to the issuance of the offered certificates that the certificates receive the following ratings from Fitch Ratings, or Fitch, Moody's Investors Service, Inc., or Moody's, and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or S&P:


                       Fitch      Moody's      S&P
    Certificates       Rating     Rating     Rating
    ------------       ------     ------     ------
     Class A-1           AAA        Aaa        AAA
     Class A-2           AAA        Aaa        AAA
     Class A-3           AAA        Aaa        AAA
     Class M-1           AA+        Aa1        AA+
     Class M-2           AA         Aa2        AA
     Class M-3           AA         Aa3        AA
     Class M-4           A          A2         A+
     Class M-5           A-         A3         A
     Class M-6           BBB+       Baa1       A-
     Class M-7           BBB        Baa2       BBB+

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" in this prospectus supplement.

Legal Investment

The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in the prospectus.

ERISA Considerations

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30, as amended, to Bear, Stearns & Co. Inc. This exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, or the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters. This exemption generally applies to certificates such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

Interest only mortgage
loans risk .................  All of the mortgage loans require the borrowers to make monthly payments only of accrued interest for the first 24, 36 or 60 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

The mortgage loans were
underwritten to standards
which do not conform to the
credit standards of Fannie
Mae or Freddie Mac which may
result in losses on the
mortgage loans .............  The   originator's   underwriting   standards  are
                              intended  to  assess  the  value of the  mortgaged
                              property  and  to  evaluate  the  adequacy  of the
                              property as  collateral  for the mortgage loan and
                              consider, among other things, a mortgagor's credit
                              history,     repayment     ability     and    debt
                              service-to-income  ratio,  as well as the type and
                              use  of the  mortgaged  property.  The  originator
                              provides  loans  primarily to borrowers who do not
                              qualify  for loans  conforming  to Fannie  Mae and
                              Freddie Mac credit  guidelines.  The  originator's
                              underwriting
                              standards  do  not   prohibit  a  mortgagor   from
                              obtaining,  at  the  time  of  origination  of the
                              originator's  first  lien,   additional  financing
                              which is  subordinate  to that first  lien,  which
                              subordinate  financing would reduce the equity the
                              mortgagor  would  otherwise  have  in the  related
                              mortgaged    property   as    indicated   in   the
                              originator's loan-to-value ratio determination for the originator's first lien.

                              As a result of the originator's underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

                              Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Originator--Underwriting Guidelines" in this prospectus supplement.

The servicer has recently
renewed its servicing
operations which may result
in higher levels of
delinquencies and losses on
the mortgage loans .........  As  described  under  "Servicing  of the  Mortgage
                              Loans--New Century Mortgage Corporation," the servicer ceased servicing mortgage loans in August 2001 and sold its servicing rights to Ocwen Federal Bank FSB. The servicer resumed servicing mortgage loans in October 2002. Accordingly, the servicer does not have extensive historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans in the mortgage pool serviced by it. Investors should note that the servicer's limited servicing experience and recent renewal of its servicing operations could lead to a higher level of delinquencies and realized losses than would be the case if the mortgage loans were serviced by a more experienced servicer. Any higher default rate resulting from
                              such   delinquencies  may
                              result in accelerated principal prepayments on the mortgage loans and losses on the Mezzanine Certificates.

Mortgage loans with high
loan-to-value ratios leave
the related borrower with
little or no equity in the
related mortgaged property,
which may result in losses
with respect to these
mortgage loans .............  Mortgage  loans  with  a  loan-to-value  ratio  of greater than 80.00% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 39.09% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), had a loan-to-value ratio at origination in excess of 80.00% and are not covered by any primary mortgage insurance. No mortgage loan had a loan-to-value ratio exceeding 100.00% as of the cut-off date. In addition, the originator's underwriting standards do not prohibit the borrower from obtaining a second lien mortgage either at the time of origination of the originator's loan or any time thereafter, which would decrease the borrower's equity in the related mortgaged property.

                              An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated and therefore, increasing the loan-to-value ratio of the related mortgage loan. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the mortgage loans. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its loan-to-value ratio at origination.

Delinquencies on the
mortgage loans may adversely
affect the offered
certificates ...............  None of the  mortgage  loans  are 30 or more  days delinquent as of April 30, 2005. A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

                              The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans, to the extent such advances are deemed by the servicer to be recoverable, until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

The mortgage loans are
concentrated in particular
states, which may present a
greater risk of loss
relating to these mortgage
loans ......................  The chart  presented  under "Summary of Prospectus
                              Supplement--The Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

                              o In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

                              o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

                              o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

                              o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer
protection laws may
result in losses on the
mortgage loans and your
certificates ...............  Applicable state laws generally  regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                              The mortgage loans are also subject to federal laws, including:

                              o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                              o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the

                              Consumer Credit Protection Act, in the extension of credit; and

                              o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                              Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

                              NC Capital Corporation, or the responsible party, will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the pooling and servicing agreement.

                              High Cost Loans

                              None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

                              In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of either originator to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                              Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the responsible party will be required to purchase such mortgage loan from the trust.

Interest payments on the
mortgage loans may be
insufficient to distribute
interest on your
certificates ...............  When a mortgage loan is prepaid,  the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to its servicing fee for the related due period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, or the Relief Act.

                              On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Net Monthly Excess Cash Flow and thereafter, to the interest distribution amounts with respect to the Class A Certificates and

                              Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.

Potential inadequacy of
credit enhancement for the
offered certificates .......  The credit enhancement  features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, there can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

Interest generated by the
mortgage the mortgage loans
may be insufficient to
maintain or restore
overcollateralization ......  The mortgage  loans are expected to generate  more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

                              o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                              o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

                              o All of the mortgage loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Class A Certificates and Mezzanine Certificates. As a result, the pass-through rates on the Class A Certificates and Mezzanine Certificates may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

The difference between the
pass-through rates on the
Class A Certificates and
Mezzanine Certificates and
the mortgage rates on the
adjustable-rate mortgage
loans my adversely affect
the yield on the offered
certificates ...............  Each class of Class A  Certificates  and Mezzanine
                              Certificates accrues interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, limited by the Net WAC Pass-Through Rate. All of the mortgage loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and maximum limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two or three years after the origination thereof. As a result of the limits on the pass-through rates on each class of Class A Certificates and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

                              A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the offered certificates. Some of these factors are described below.

                              o The pass-through rates for the Class A Certificates and Mezzanine Certificates may adjust
                              monthly   while
                              the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two or three years after their origination. Consequently, the limits on the pass-through rates on the Class A Certificates and Mezzanine Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

                              o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on one or more classes of the Class A Certificates and Mezzanine Certificates is more likely to be limited.

                              o The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

                              If the pass-through rate on any class of Class A Certificates and Mezzanine Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of the Class A Certificates and Mezzanine Certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered certificates.

The rate and timing of
principal distributions on
the Class A Certificates and
Mezzanine Certificates will
be affected by prepayment
speeds and by the priority
of payment on these
certificates ...............  The rate and timing of distributions  allocable to principal on the Class A Certificates and Mezzanine Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases on the mortgage loans) and the allocation thereof to distribute principal on such certificates. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 78.83% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. See "The Mortgage Pool" in this prospectus supplement.

                              The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than other types of mortgage loans.

                              The responsible party may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer may purchase mortgage loans 90 days or more delinquent, subject to the conditions set forth in the pooling and servicing agreement and the majority holder of the Class CE Certificates (unless such holder is the seller or an affiliate of the seller) may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

The yield to maturity on the
offered certificates will
depend on a variety of
factors ....................  The yield to maturity on the offered  certificates will depend on: (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases), and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi) the amount of excess interest generated by the mortgage loans; and (vii) the allocation to the Class A Certificates and Mezzanine Certificates of some types of interest shortfalls.

                              If the offered certificates are purchased at a premium and principal distributions on these certificates occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on these certificates occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

                              As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the certificates upon such liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

Risk associated with the
Mezzanine Certificates .....  The weighted  average  lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of Subsequent Recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

                              The Mezzanine Certificates will not be entitled to any principal distributions until at least June 2008 or a later date as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Certificates might not receive any principal if the delinquency levels or realized losses set forth under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for these certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

                              In addition, the multiple class structure of the Mezzanine Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yields to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of Mezzanine Certificate with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Your certificates will be
limited obligations solely
of the trust and not of any
other party ................  The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the seller, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the certificates, and there will be no recourse to the depositor, the servicer, the originator, the seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered certificates.

The cap contracts are
subject to counterparty
risk .......................  The assets of the trust  include the cap contracts which will require the counterparty thereunder to make certain payments to the trust for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the offered certificates depend in part on payments to be received by the trustee under the cap contracts, the ability of the trustee to make such distributions on the Class A Certificates and Mezzanine Certificates will be subject to the credit risk of the counterparty to the cap contracts. Although there is a mechanism in place to facilitate replacement of the cap contracts upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain suitable replacement cap contracts.

The liquidity of your
certificates may be
limited ....................  The  underwriters  have  no  obligation  to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Terrorist attacks and
military action could
adversely affect the yield
on your certificates .......  The  terrorist  attacks  in the  United  States on
                              September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the

                              Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

                              In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See "Material Legal Aspects of the Loans--Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, any subservicer or any bond guaranty insurance policy.

Possible reduction or
withdrawal of ratings
on the offered
certificates ...............  Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the
offered certificates as
investments ................  The   offered   certificates   are  not   suitable
                              investments  for  any  investor  that  requires  a
                              regular  or   predictable   schedule   of  monthly
                              payments  or payment  on any  specific  date.  The
                              offered  certificates are complex investments that
                              should be considered only by investors who, either
                              alone  or with  their  financial,  tax  and  legal
                              advisors,   have  the  expertise  to  analyze  the
                              prepayment, reinvestment, default and market risk,
                              the
                              tax   consequences   of  an  investment   and  the
                              interaction of these factors.

Rights of the Holder of the
Class CE Certificates ......  Pursuant to an agreement  between the servicer and the seller (in such capacity, the "CE Holder"), the servicer will provide the CE Holder with reports regarding liquidated mortgage loans, loan modifications and delinquent mortgage loans and will make its servicing personnel available to respond to inquiries from the CE Holder and will make underwriting files for defaulted mortgage loans available to the CE Holder. In addition, the CE Holder will have the right to direct the servicer in performing certain of the servicer's duties under the pooling and servicing agreement, including, but not limited to, the right to consent to any sub-servicer and the right to direct the servicer regarding the management of specific defaulted mortgage loans. The servicer will be required to accept any such directions from the CE Holder.

                              Investors   in   the   Class   A   and   Mezzanine
                              Certificates should note that:

                              o the rights to be grante d to the CE Holder may be inconsistent with, and adverse to the interests of the holders of the Class A Certificates and the Mezzanine Certificates and the CE Holder has no obligation or duty to consider the interests of the Class A Certificates and the Mezzanine Certificates in connection with the exercise or nonexercise of such CE Holder's rights; and

                              o such CE Holder's exercise of the rights and consents set forth above may negatively affect the Class A Certificates and the Mezzanine Certificates and the existence of such CE Holder's rights, whether or not exercised, may adversely affect the liquidity of the Class A Certificates and the Mezzanine Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable distribution priorities and ratings.

      All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary" or in the prospectus under "Glossary of Terms."

                               THE MORTGAGE POOL

General

      The mortgage pool will consist of approximately 2,559 conventional, one- to four-family, adjustable-rate, interest only, mortgage loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $730,931,601, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

      Investors should note that the mortgage pool as described in this prospectus supplement has an aggregate principal balance of approximately $730,931,601. However, on the closing date the depositor will deliver mortgage loans with an aggregate principal balance of approximately $720,677,652. It is not anticipated that the mortgage loans delivered on the closing date will differ in any material respect other than the aggregate principal balance thereof. All calculations and percentages shown in this prospectus supplement are based on the mortgage pool as described herein and assuming the offered certificates have an aggregate Certificate Principal Balance of $692,559,000.

      The mortgage loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens on residential properties. The mortgaged properties consist of attached or detached, one- to four-family dwelling units and individual condominium units. The mortgage loans will be acquired by the depositor from the seller in the manner described in this prospectus supplement. New Century Mortgage Corporation will act as the servicer under the pooling and servicing agreement.

      Each mortgage loan will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note.

      The mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that in the case of approximately 85.83% and approximately 14.17% of the adjustable-rate mortgage loans, the first adjustment will not occur until after an initial period of approximately two years and three years, respectively, from the date of origination. Such mortgage loans are referred to in this prospectus supplement as "delayed first adjustment mortgage loans." In connection with each mortgage rate adjustment, the mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each mortgage loan will not increase or decrease by more than 1.500% to 1.500% per annum, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See "--The Index" in this prospectus supplement. None of the mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

      All of the mortgage loans provide that for a period of 24, 36 or 60 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

      The mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to in this prospectus supplement as the "due date." Each mortgage loan will contain a customary due-on-sale clause which provides that the mortgage loan must be repaid at the time of a sale of the related mortgaged property or, in the case of an adjustable-rate mortgage loan, assumed by a creditworthy purchaser of the related mortgaged property.

      Approximately 78.83% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of three years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans--Enforceability of Prepayment and Late Payment Fees" in the prospectus.

      None of the mortgage loans are buydown mortgage loans.

Mortgage Loan Statistical Data

      The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

      The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date.

      The average principal balance of the mortgage loans at origination was approximately $285,645. No mortgage loan had a principal balance at origination greater than approximately $960,000 or less than approximately $50,000. The average principal balance of the mortgage loans as of the cut-off date was approximately $285,632. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $960,000 or less than approximately $50,000.

      The mortgage loans had mortgage rates as of the cut-off date ranging from approximately 4.900% per annum to approximately 9.700% per annum, and the weighted average mortgage rate for the mortgage loans was approximately 6.532% per annum.

      As of the cut-off date, the mortgage loans had gross margins ranging from approximately 1.000% to approximately 8.150%, minimum mortgage rates ranging from approximately 4.900% per annum to approximately 9.700% per annum and maximum mortgage rates ranging from approximately 11.900% per annum to approximately 16.700% per annum. As of the cut-off date the weighted average gross margin was approximately 5.614%, the weighted average minimum mortgage rate was approximately 6.532% per annum and the weighted average maximum mortgage rate was approximately 13.532% per annum. The latest first adjustment date following the cut-off date on any mortgage loan occurs in April 2008 and the weighted average next adjustment date for all of the mortgage loans following the cut-off date is April 2007.

      The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 82.02%. As of the cut-off date, no mortgage loan had a loan-to-value ratio greater than 95.00% or less than approximately 28.89%.

      The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the cut-off date. None of the mortgage loans will have a first due date prior to June 1, 2004, or after May 1, 2005, or will have a remaining term to stated maturity of less than 348 months or greater than 359 months as of the cut-off date. The latest maturity date of any mortgage loan is April 1, 2035.

      The mortgage loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

            Principal Balances of the Mortgage Loans at Origination

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
   Original Balance Range ($)              Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
 25,000.01 -    50,000.00 .............        1    $     50,000.00       0.01%     $ 50,000.00      6.750%     32.70%     629
 50,000.01 -    75,000.00 .............       10         657,110.00       0.09        65,711.00      7.358      81.96      641
 75,000.01 -   100,000.00 .............       78       6,934,135.00       0.95        88,899.17      6.892      81.06      640
100,000.01 -   125,000.00 .............      159      18,108,554.00       2.48       113,890.28      6.763      80.61      635
125,000.01 -   150,000.00 .............      190      26,152,603.00       3.58       137,645.28      6.722      81.12      644
150,000.01 -   175,000.00 .............      157      25,499,243.50       3.49       162,415.56      6.687      80.85      645
175,000.01 -   200,000.00 .............      194      36,407,094.00       4.98       187,665.43      6.590      80.94      649
200,000.01 -   225,000.00 .............      206      43,920,375.60       6.01       213,205.71      6.603      80.21      648
225,000.01 -   250,000.00 .............      163      38,832,161.00       5.31       238,234.12      6.454      81.08      651
250,000.01 -   275,000.00 .............      173      45,447,630.80       6.22       262,703.07      6.523      81.48      653
275,000.01 -   300,000.00 .............      176      50,750,798.00       6.94       288,356.81      6.462      81.31      658
300,000.01 -   333,700.00 .............      225      71,442,959.00       9.77       317,524.26      6.450      82.32      650
333,700.01 -   350,000.00 .............       85      29,086,167.00       3.98       342,190.20      6.425      82.16      654
350,000.01 -   500,000.00 .............      580     241,201,004.94      33.00       415,863.80      6.507      83.07      655
500,000.01 - 1,000,000.00 .............      162      96,475,998.00      13.20       595,530.85      6.539      82.28      659
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,965,833.84     100.00%     $285,645.11      6.532%     82.02%     653
                                           =====    ===============     ======

         Principal Balances of the Mortgage Loans as of the Cut-off Date

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
Current Scheduled Balance Range ($)         Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
 25,000.01 -    50,000.00 .............        1    $     50,000.00       0.01%     $ 50,000.00      6.750%     32.70%     629
 50,000.01 -    75,000.00 .............       10         657,110.02       0.09        65,711.00      7.358      81.96      641
 75,000.01 -   100,000.00 .............       78       6,933,888.60       0.95        88,896.01      6.892      81.06      640
100,000.01 -   125,000.00 .............      159      18,106,649.45       2.48       113,878.30      6.763      80.61      635
125,000.01 -   150,000.00 .............      190      26,150,556.72       3.58       137,634.51      6.722      81.12      644
150,000.01 -   175,000.00 .............      157      25,498,061.68       3.49       162,408.04      6.687      80.85      645
175,000.01 -   200,000.00 .............      194      36,403,403.64       4.98       187,646.41      6.590      80.94      649
200,000.01 -   225,000.00 .............      206      43,917,969.76       6.01       213,194.03      6.603      80.21      648
225,000.01 -   250,000.00 .............      163      38,831,108.89       5.31       238,227.66      6.454      81.08      651
250,000.01 -   275,000.00 .............      173      45,445,862.24       6.22       262,692.85      6.523      81.48      653
275,000.01 -   300,000.00 .............      176      50,749,704.98       6.94       288,350.60      6.462      81.31      658
300,000.01 -   333,700.00 .............      225      71,441,051.15       9.77       317,515.78      6.450      82.32      650
333,700.01 -   350,000.00 .............       86      29,435,847.03       4.03       342,277.29      6.441      82.20      654
350,000.01 -   500,000.00 .............      579     240,836,391.61      32.95       415,952.32      6.505      83.06      655
500,000.01 - 1,000,000.00 .............      162      96,473,995.72      13.20       595,518.49      6.539      82.28      659
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

           Mortgage Rates of the Mortgage Loans as of the Cut-off Date

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
       Mortgage Rate (%)                   Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
4.500 - 4.999 .........................       21    $  6,616,449.49       0.91%     $315,069.02      4.984%     72.80%     652
5.000 - 5.499 .........................      128      39,335,145.54       5.38       307,305.82      5.307      77.34      662
5.500 - 5.999 .........................      556     167,405,656.07      22.90       301,089.31      5.797      79.27      661
6.000 - 6.499 .........................      550     161,054,201.79      22.03       292,825.82      6.236      81.44      653
6.500 - 6.999 .........................      645     179,470,602.90      24.55       278,249.00      6.734      82.69      650
7.000 - 7.499 .........................      319      83,259,242.68      11.39       261,000.76      7.217      84.59      641
7.500 - 7.999 .........................      209      59,486,230.28       8.14       284,623.11      7.711      86.08      652
8.000 - 8.499 .........................       88      23,075,051.18       3.16       262,216.49      8.256      87.84      645
8.500 - 8.999 .........................       30       9,204,581.56       1.26       306,819.39      8.719      88.91      642
9.000 - 9.499 .........................        8       1,272,380.28       0.17       159,047.54      9.195      93.61      631
9.500 - 9.999 .........................        5         752,059.72       0.10       150,411.94      9.618      92.07      639
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

             Original Terms to Stated Maturity of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
    Original Term (months)                 Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
360 ...................................    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

            Remaining Terms to Stated Maturity of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
    Remaining Term (months)                Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
348 - 360 .............................    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

             Original Loan-to-Value Ratios of the Mortgage Loans(1)

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
 Original Loan-to-Value Ratio (%)          Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
25.01 - 30.00 .........................        1    $    390,000.00       0.05%     $390,000.00      5.650%     28.89%     687
30.01 - 35.00 .........................        2         140,000.00       0.02        70,000.00      6.686      33.11      660
35.01 - 40.00 .........................        8       1,526,860.22       0.21       190,857.53      6.469      38.85      624
40.01 - 45.00 .........................        2         222,320.44       0.03       111,160.22      6.895      42.08      600
45.01 - 50.00 .........................        9       1,507,388.87       0.21       167,487.65      6.306      48.62      645
50.01 - 55.00 .........................       15       3,437,208.98       0.47       229,147.27      6.386      52.75      645
55.01 - 60.00 .........................       27       7,454,619.01       1.02       276,097.00      5.935      57.71      635
60.01 - 65.00 .........................       43      11,948,553.37       1.63       277,873.33      6.184      63.39      638
65.01 - 70.00 .........................       74      20,268,757.58       2.77       273,902.13      6.120      68.37      648
70.01 - 75.00 .........................      138      44,764,400.22       6.12       324,379.71      6.237      73.68      639
75.01 - 80.00 .........................    1,312     353,533,394.80      48.37       269,461.43      6.347      79.80      659
80.01 - 85.00 .........................      250      80,588,612.38      11.03       322,354.45      6.497      84.31      645
85.01 - 90.00 .........................      441     137,065,952.99      18.75       310,807.15      6.891      89.58      648
90.01 - 95.00 .........................      237      68,083,532.63       9.31       287,272.29      7.275      94.79      652
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

----------
(1) As of the cut-off date, no loan has a loan-to-value ratio that is greater than 100.00%. Original Loan-to-Value Ratio is equal to the original loan balance, divided by the lesser of the purchase price, appraisal value or original appraisal value.

                    Occupancy Status of the Mortgage Loans(1)

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
       Occupancy Status                    Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
Investor ..............................        3    $    948,204.37       0.13%     $316,068.12      7.528%     91.33%     689
Owner Occupied ........................    2,526     721,785,377.16      98.75       285,742.43      6.518      81.96      652
Second Home ...........................       30       8,198,019.96       1.12       273,267.33      7.654      86.40      672
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

----------
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                      Property Types of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
      Property Type                        Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
2-4 Family ............................       83    $ 28,328,377.98       3.88%     $341,305.76      6.748%     81.74%     661
Condominium ...........................      211      49,998,182.10       6.84       236,958.21      6.505      82.02      654
Pud-Attached ..........................       77      17,868,890.86       2.44       232,063.52      6.820      84.59      653
Pud-Detached ..........................      353     104,512,846.14      14.30       296,070.39      6.553      82.44      655
Single Family .........................    1,835     530,223,304.41      72.54       288,950.03      6.509      81.86      652
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                         Purposes of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
      Loan Purpose                         Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
Cash Out Refinance ....................    1,115    $338,141,056.75      46.26%     $303,265.52      6.541%     81.73%     644
Purchase ..............................    1,162     324,738,427.93      44.43       279,465.08      6.552      82.37      664
Rate/Term Refinance ...................      282      68,052,116.81       9.31       241,319.56      6.395      81.80      645
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                  Documentation Types of the Mortgage Loans(1)

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
      Documentation Type                   Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
Full doc 1yr W2 .......................      448    $123,442,536.65      16.89%     $275,541.38      6.171%     82.04%     648
Full doc 24mos bk stmt ................       12       3,844,919.97       0.53       320,410.00      6.207      84.30      654
Full doc 2yr W2/tax returns ...........      977     245,684,100.47      33.61       251,467.86      6.293      81.98      643
Limited 12mos bk stmt .................      171      54,634,540.02       7.47       319,500.23      6.431      82.48      642
Stated doc ............................      951     303,325,504.38      41.50       318,954.26      6.895      81.93      664
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

----------
(1) For a description of the loan programs, see "The Originator--Underwriting Guidelines" in this prospectus supplement.

                    Risk Categories of the Mortgage Loans(1)

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
        Risk Categories                    Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
AA ....................................    2,283    $649,970,762.38      88.92%     $284,700.29      6.525%     82.31%     655
A+ ....................................      205      61,188,480.28       8.37       298,480.39      6.599      79.52      637
A- ....................................       68      18,818,558.83       2.57       276,743.51      6.536      79.96      628
B .....................................        3         953,800.00       0.13       317,933.33      7.086      82.80      614
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

----------
(1)   For    a    description    of    the    risk    categories,    see    "The
      Originator--Underwriting Guidelines" in this prospectus supplement.

    Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
        Location                           Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
Alabama ...............................        4    $    659,319.98       0.09%     $164,830.00      7.270%     77.36%     653
Alaska ................................        1         225,000.00       0.03       225,000.00      6.900      90.00      638
Arizona ...............................      116      21,626,328.52       2.96       186,433.87      6.618      83.80      642
Arkansas ..............................        2         189,999.78       0.03        94,999.89      6.771      80.00      613
California ............................    1,366     462,414,791.87      63.26       338,517.42      6.367      81.35      655
Colorado ..............................       81      16,423,025.48       2.25       202,753.40      6.319      83.27      646
Connecticut ...........................       10       2,759,599.99       0.38       275,960.00      6.766      88.78      634
Delaware ..............................        1         145,600.00       0.02       145,600.00      6.200      80.00      627
District of Columbia ..................        6       1,760,449.98       0.24       293,408.33      7.699      84.50      635
Florida ...............................      156      33,026,307.20       4.52       211,707.10      6.975      83.32      650
Georgia ...............................       51       9,661,596.28       1.32       189,443.06      7.096      83.95      642
Hawaii ................................       34      11,240,877.34       1.54       330,614.04      6.574      82.47      676
Idaho .................................        7       1,060,492.42       0.15       151,498.92      6.465      82.43      643
Illinois ..............................       56      12,971,487.99       1.77       231,633.71      6.981      83.42      645
Indiana ...............................        2         236,473.55       0.03       118,236.78      7.508      83.23      641
Iowa ..................................        5         703,076.00       0.10       140,615.20      7.736      88.34      630
Kansas ................................        1         190,800.00       0.03       190,800.00      9.350      90.00      620
Kentucky ..............................        5         503,399.99       0.07       100,680.00      6.784      80.04      611
Maryland ..............................       53      15,294,789.29       2.09       288,580.93      6.877      84.21      642
Massachusetts .........................       47      13,982,436.64       1.91       297,498.65      6.810      83.58      657
Michigan ..............................       23       3,925,618.03       0.54       170,679.04      6.963      82.15      638
Minnesota .............................       27       5,381,027.08       0.74       199,297.30      7.045      86.57      635
Mississippi ...........................        3         507,500.00       0.07       169,166.67      7.775      86.77      625
Missouri ..............................        6         911,236.36       0.12       151,872.73      7.670      88.04      624
Montana ...............................        3         377,400.00       0.05       125,800.00      6.600      83.02      647
Nebraska ..............................        3         404,219.99       0.06       134,740.00      6.262      83.27      609
Nevada ................................      103      24,564,593.49       3.36       238,491.20      6.706      82.65      655
New Hampshire .........................        4         647,999.97       0.09       161,999.99      6.343      81.06      623
New Jersey ............................       54      14,861,459.99       2.03       275,212.22      6.939      83.96      641
New Mexico ............................       10       1,680,522.16       0.23       168,052.22      6.960      84.71      661
New York ..............................       57      18,823,320.19       2.58       330,233.69      6.834      82.76      652
North Carolina ........................       17       3,241,393.58       0.44       190,670.21      7.130      78.36      632
Ohio ..................................       13       1,533,288.41       0.21       117,945.26      7.354      89.44      640
Oklahoma ..............................        7         839,769.15       0.11       119,967.02      6.645      81.00      648
Oregon ................................       31       6,304,463.59       0.86       203,369.79      6.929      80.92      641
Pennsylvania ..........................        4       1,207,399.99       0.17       301,850.00      6.068      82.45      627
Rhode Island ..........................        3         797,519.97       0.11       265,839.99      5.829      80.00      706
South Carolina ........................       12       2,343,885.02       0.32       195,323.75      6.864      81.97      637
Tennessee .............................       18       2,725,152.57       0.37       151,397.37      6.725      79.99      644
Texas .................................       26       4,581,777.47       0.63       176,222.21      6.718      84.89      665
Utah ..................................       12       2,633,686.65       0.36       219,473.89      6.172      74.40      654
Virginia ..............................       27       8,765,506.56       1.20       324,648.39      7.337      82.45      649
Washington ............................       77      16,245,184.03       2.22       210,976.42      6.565      82.07      654
West Virginia .........................        1         208,250.00       0.03       208,250.00      7.100      85.00      600
Wisconsin .............................       12       2,114,774.94       0.29       176,231.25      7.093      83.81      642
Wyoming ...............................        2         228,800.00       0.03       114,400.00      6.138      80.00      642
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                       Gross Margins of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
      Gross Margins (%)                    Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
1.000 - 1.499 .........................       13    $  3,093,594.05       0.42%     $237,968.77      6.617%     83.14%     663
2.000 - 2.499 .........................        2         765,750.00       0.10       382,875.00      7.545      92.33      651
2.500 - 2.999 .........................        2         607,999.92       0.08       303,999.96      6.009      68.64      639
3.000 - 3.499 .........................        1          50,000.00       0.01        50,000.00      6.750      32.70      629
3.500 - 3.999 .........................        1         531,250.00       0.07       531,250.00      5.980      85.00      761
4.000 - 4.499 .........................        2         280,465.42       0.04       140,232.71      6.800      84.01      611
4.500 - 4.999 .........................        5       1,394,750.00       0.19       278,950.00      6.199      82.74      651
5.000 - 5.499 .........................      193      47,154,504.99       6.45       244,323.86      6.301      81.73      648
5.500 - 5.999 .........................    2,237     644,042,006.04      88.11       287,904.34      6.535      82.19      653
6.000 - 6.499 .........................       85      28,129,267.53       3.85       330,932.56      6.748      78.68      642
6.500 - 6.999 .........................       13       3,675,236.00       0.50       282,710.46      6.986      81.79      661
7.000 - 7.499 .........................        4         976,500.00       0.13       244,125.00      7.233      77.49      630
8.000 - 8.499 .........................        1         230,277.54       0.03       230,277.54      7.400      85.00      605
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                Next Rate Adjustment Dates for the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
  Next Rate Adjustment Dates (Months)      Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
May 1, 2006 ...........................        1    $    102,400.00       0.01%     $102,400.00      6.000%     80.00%     644
June 1, 2006 ..........................        1         332,000.00       0.05       332,000.00      5.700      80.00      722
September 1, 2006 .....................        3         657,824.21       0.09       219,274.74      6.859      79.99      664
October 1, 2006 .......................        3         588,174.97       0.08       196,058.32      7.431      79.99      621
November 1, 2006 ......................       18       5,842,273.71       0.80       324,570.76      6.748      87.71      685
December 1, 2006 ......................       73      20,602,258.18       2.82       282,222.71      6.434      83.56      645
January 1, 2007 .......................      662     191,067,666.95      26.14       288,621.85      6.379      82.15      652
February 1, 2007 ......................      592     158,715,602.89      21.71       268,100.68      6.721      81.93      649
March 1, 2007 .........................      650     194,828,262.50      26.65       299,735.79      6.555      82.20      655
April 1, 2007 .........................      171      54,645,798.44       7.48       319,566.07      6.555      82.23      653
May 1, 2007 ...........................        1         190,000.00       0.03       190,000.00      7.850      95.00      694
December 1, 2007 ......................        5       1,194,196.62       0.16       238,839.32      6.277      76.90      637
January 1, 2008 .......................       68      18,414,167.98       2.52       270,796.59      6.313      82.82      658
February 1, 2008 ......................       92      23,901,985.01       3.27       259,804.18      6.579      79.69      656
March 1, 2008 .........................      187      51,813,970.03       7.09       277,080.05      6.464      80.33      656
April 1, 2008 .........................       32       8,035,020.00       1.10       251,094.38      6.573      83.38      645
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                  Maximum Mortgage Rates of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
  Maximum Mortgage Rate (%)                Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
11.500 - 11.999 .......................       21    $  6,616,449.49       0.91%     $315,069.02      4.984%     72.80%     652
12.000 - 12.499 .......................      128      39,335,145.54       5.38       307,305.82      5.307      77.34      662
12.500 - 12.999 .......................      556     167,405,656.07      22.90       301,089.31      5.797      79.27      661
13.000 - 13.499 .......................      550     161,054,201.79      22.03       292,825.82      6.236      81.44      653
13.500 - 13.999 .......................      645     179,470,602.90      24.55       278,249.00      6.734      82.69      650
14.000 - 14.499 .......................      319      83,259,242.68      11.39       261,000.76      7.217      84.59      641
14.500 - 14.999 .......................      209      59,486,230.28       8.14       284,623.11      7.711      86.08      652
15.000 - 15.499 .......................       88      23,075,051.18       3.16       262,216.49      8.256      87.84      645
15.500 - 15.999 .......................       30       9,204,581.56       1.26       306,819.39      8.719      88.91      642
16.000 - 16.499 .......................        8       1,272,380.28       0.17       159,047.54      9.195      93.61      631
16.500 - 16.999 .......................        5         752,059.72       0.10       150,411.94      9.618      92.07      639
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                  Minimum Mortgage Rates of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
  Minimum Mortgage Rate (%)                Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
4.500 - 4.999 .........................       21    $  6,616,449.49       0.91%     $315,069.02      4.984%     72.80%     652
5.000 - 5.499 .........................      128      39,335,145.54       5.38       307,305.82      5.307      77.34      662
5.500 - 5.999 .........................      556     167,405,656.07      22.90       301,089.31      5.797      79.27      661
6.000 - 6.499 .........................      550     161,054,201.79      22.03       292,825.82      6.236      81.44      653
6.500 - 6.999 .........................      645     179,470,602.90      24.55       278,249.00      6.734      82.69      650
7.000 - 7.499 .........................      319      83,259,242.68      11.39       261,000.76      7.217      84.59      641
7.500 - 7.999 .........................      209      59,486,230.28       8.14       284,623.11      7.711      86.08      652
8.000 - 8.499 .........................       88      23,075,051.18       3.16       262,216.49      8.256      87.84      645
8.500 - 8.999 .........................       30       9,204,581.56       1.26       306,819.39      8.719      88.91      642
9.000 - 9.499 .........................        8       1,272,380.28       0.17       159,047.54      9.195      93.61      631
9.500 - 9.999 .........................        5         752,059.72       0.10       150,411.94      9.618      92.07      639
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                Initial Periodic Rate Caps of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
      Initial Periodic Rate Cap (%)        Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
1.500 .................................    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

               Subsequent Periodic Rate Caps of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
   Subsequent Periodic Rate Cap (%)        Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
1.500 .................................    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                       Credit Scores of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
       Credit Scores                       Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
500 - 525 .............................        1    $    139,709.72       0.02%     $139,709.72      5.800%     80.00%     520
551 - 575 .............................        4       1,898,809.25       0.26       474,702.31      6.864      77.94      573
576 - 600 .............................      201      48,595,338.72       6.65       241,767.85      6.828      81.59      591
601 - 625 .............................      592     160,764,214.60      21.99       271,561.17      6.595      81.38      613
626 - 650 .............................      681     191,065,870.91      26.14       280,566.62      6.570      82.65      639
651 - 675 .............................      471     140,569,568.49      19.23       298,449.19      6.520      82.12      662
676 - 700 .............................      283      87,281,827.46      11.94       308,416.35      6.387      81.61      687
701 - 725 .............................      166      50,315,632.48       6.88       303,106.22      6.311      82.58      711
726 - 750 .............................       90      28,539,990.50       3.90       317,111.01      6.453      82.49      737
751 - 775 .............................       49      16,377,101.69       2.24       334,226.57      6.285      81.52      762
776 - 800 .............................       19       4,643,587.67       0.64       244,399.35      6.485      80.61      783
801 - 825 .............................        2         739,950.00       0.10       369,975.00      6.013      86.57      803
                                           -----    ---------------     ------      -----------      -----      -----      ---
  Total/Average/Weighted Average ......    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

                 Prepayment Penalty Terms of the Mortgage Loans

                                                                        % of
                                                                      Aggregate
                                                        Aggregate     Principal
                                                        Principal      Balance                     Weighted
                                           Number        Balance     Outstanding                   Average     Weighted  Weighted
                                             of        Outstanding    as of the      Average         Gross     Average   Average
                                          Mortgage      as of the      Cut-off      Principal       Coupon     Original  Credit
    Prepay Penalty Term (Months)           Loans      Cut-off Date       Date       Balance ($)       (%)       LTV (%)   Score
-----------------------------------------------------------------------------------------------------------------------------------
12 ....................................       54    $ 16,994,000.51       2.32%     $314,703.71      6.829%     82.76%     653
24 ....................................    1,729     494,272,275.05      67.62       285,871.76      6.361      81.95      651
36 ....................................      242      64,910,241.72       8.88       268,224.14      6.244      80.04      655
N/A ...................................      534     154,755,084.21      21.17       289,803.53      7.166      82.99      655
                                           -----    ---------------     ------      -----------      -----      -----      ---
   Total/Average/Weighted Average .....    2,559    $730,931,601.49     100.00%     $285,631.73      6.532%     82.02%     653
                                           =====    ===============     ======

Credit Scores

      Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the seller, the servicer, the trustee, the underwriters or the depositor make any representations or warranties as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

The Index

      As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate mortgage loan will be the average of the interbank offered rates for one-month or six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

      In the event that the index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

                                 THE ORIGINATOR

      This information set forth in this section and the following section with regard to the originator and the originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the originator. Neither the trustee nor any of its respective affiliates have made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

New Century Mortgage Corporation

      The originator is a wholly owned subsidiary of New Century Financial Corporation, a publicly traded company. The originator is a consumer finance and mortgage banking company that originates, purchases, sells and services first lien and second lien mortgage loans and other consumer loans. The originator emphasizes the origination of mortgage loans that are commonly referred to as non conforming "B&C" loans or subprime loans. The originator commenced lending operations on February 26, 1996. It is headquartered in Irvine, California.

      The Originator originates and purchases loans through its wholesale network of approximately 37,000 independent mortgage brokers and through its retail network of 74 sales offices operating in 29 states and 26 regional processing centers operating in 15 states. For the year ending December 31, 2004, the originator's wholesale division originated $38.1 billion in mortgage loans and its retail division originated $4.1 billion in mortgage loans. As of December 31, 2004, the originator and its affiliates employed 5,244 associates nationwide.

Underwriting Guidelines

      The mortgage loans were originated or acquired by the originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines believed by the depositor to have been generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the originator.

      The underwriting guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator's underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

      The mortgage loans will have been originated in accordance with the underwriting guidelines. On a case by case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originator will represent these exceptions.

      Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal from a different appraiser and repeats the review process.

      The mortgage loans were originated consistent with and generally conform to the underwriting guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000 (additional requirements may be imposed in connection with loans in excess of $500,000). The underwriting guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

      The underwriting guidelines require that the income of each applicant for a mortgage loan under the full and limited documentation programs be verified. The specific income documentation required for the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months for salaried employees and 24 months for self-employed applicants or for any special program applicant with a credit score of less than 620; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Under the stated income program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

      In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a credit score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

      The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

      "AA" Risk. Under the "AA" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with a credit score of less than 620. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      "A+" Risk. Under the "A+" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 640. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

      "A-" Risk. Under the "A-" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payment and no 60 day late payments within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 660. No notice of default filings may have been filed during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

      "B" Risk. Under the "B" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy filings within the past 18 months or notice of default filings within the last 18 months by the applicant may have occurred. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (70% for a mortgage loan on a non owner occupied property and 70% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

      "C" Risk. Under the "C" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount.
Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 80% for a mortgage loan on a single family, owner occupied or two unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property. A maximum loan-to-value ratio of 75% is permitted for an owner occupied high-rise condominium or a three to four family residential property (70% for a mortgage loan on a non owner occupied property and 65% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

      "C-" Risk. Under the "C-" risk category, an applicant must have a credit score of 500, or greater. A maximum of two 90 day late payments and one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and any bankruptcy must be discharged; provided, however, that a borrower may use the proceeds from the loan to satisfy any Chapter 13 bankruptcy obligations. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property and 65% on an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non owner occupied property and 50% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

      Special Programs. The originator originates loans which it calls "special programs" to enable borrowers with higher credit scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% CLTV and loan amounts to $1,000,000 with higher minimum credit scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with credit scores less than 620. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

      Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

                         SERVICING OF THE MORTGAGE LOANS

General Description of the Pooling and Servicing Agreement

      The certificates will be issued pursuant to the pooling and servicing agreement, dated as of May 1, 2005 among the depositor, the servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;
(iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement;
(v) the reserve account and payments received under the cap contracts; and (vi) the rights of the depositor under the mortgage loan purchase agreement among the depositor, the responsible party and the seller.

Assignment of the Mortgage Loans

      The depositor will deliver to the trustee with respect to each mortgage loan the following, as well as other related documents:

      o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

      o the original mortgage with evidence of recording indicated on the mortgage loan,

      o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan, and

      o     the original lender's title insurance policy.

New Century Mortgage Corporation

      The information set forth in the following paragraphs has been provided by the servicer. Neither trustee nor any of its respective affiliates have made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      The servicer serviced mortgage loans from July 1998 to August 2001 when the platform was sold. At the time of the sale, the servicer serviced a portfolio of mortgage loans with an aggregate principal balance of approximately $6.04 billion. The servicer began servicing mortgage loans again on October 1, 2002 and as of December 31, 2004, it was servicing a portfolio of approximately $23.5 billion in mortgage loans. Following the sale of servicing in August 2001, the servicer retained its servicing manager in anticipation of re-establishing its servicing platform. Further, the servicer was able to re-hire many of its former servicing managers and staff.

Delinquency and Foreclosure Experience of New Century Mortgage Corporation

      The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                  New Century Mortgage Corporation Servicing Portfolio
                                                             Delinquencies and Foreclosures
                                ----------------------------------------------------------------------------------
                                         As of December 31, 2004                    As of December 31, 2003
                                ----------------------------------------  ----------------------------------------
                                                              Percent by                                Percent by
                                 Number                       Principal    Number         Principal     Principal
                                of Loans   Principal Balance   Balance    of Loans         Balance       Balance
                                --------   -----------------   ---------  --------     ---------------  ---------
Current Loans................   134,974     $23,144,618,217     98.36%      67,958     $11,470,677,152    99.16%
Period of Delinquency........
      30 to 59 days..........       969         145,224,519      0.62          271          39,704,006     0.34
      60 to 89 days..........       349          49,468,861      0.21           43           5,498,788     0.05
      90 days or more........       533          67,275,482      0.29           82          11,444,054     0.10
Foreclosures.................       746         105,666,441      0.45          276          38,810,248     0.34
Real Estate Owned............       151          17,983,250      0.08           16           1,768,515     0.02
                                -------     ---------------    ------       ------     ---------------   ------
Total Portfolio..............   137,722     $23,530,236,769    100.00%      68,646     $11,567,902,762   100.00%

Servicing Compensation and Payment of Expenses

      The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee. The servicing fee will accrue at the Servicing Fee Rate on the aggregate principal balance of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees (except for prepayment charges which, to the extent collected from mortgagors, will be distributed to the holders of the Class P Certificates), and any interest or other income earned on funds held in the collection account and any escrow accounts.

      The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the servicer.

Advances

      Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the collection account that are not included in the Available Distribution Amount for the distribution date. The amount of the servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments of interest not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. These advances are referred to in this prospectus supplement as Advances.

      Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

      All Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the servicer fails in its obligation to make any required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance, to the extent required in the pooling and servicing agreement.

      The pooling and servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund Advances or servicing advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such Advances or servicing advances. Any Advances or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Carrington Mortgage Loan Trust, Series 2005-NC2, Asset Backed Pass-Through Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class CE Certificates, the Class P Certificates and the Class R Certificates. The Class A Certificates and the Mezzanine Certificates (with the exception of the Class M-8 Certificates and the Class M-9 Certificates) are offered by this prospectus supplement.

      All calculations and percentages shown in this prospectus supplement are based on the mortgage pool as described herein and assuming the offered certificates have an aggregate Certificate Principal Balance of $692,559,000.

      Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2005.

      Each class of Class A Certificates and Mezzanine Certificates will have the initial Certificate Principal Balances (subject to the permitted variance) and pass- through rate as set forth in the table appearing in the summary of this prospectus supplement and as described under "--Pass-Through Rates" below.

      The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class CE Certificates evidence initial undivided interests of approximately 36.96%, approximately 34.26%, approximately 5.92%, approximately 3.85%, approximately 3.50%, approximately 2.10%, approximately 3.65%, approximately 1.65%, approximately 1.50%, approximately 1.35%, approximately 1.20%, approximately 1.05% and approximately 3.00%, respectively, in the trust.

      The offered certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the offered certificates is terminated, which may occur under the limited circumstances described under "--Book-Entry Certificates" below, then any definitive certificates issued in respect of the offered certificates will be transferable and exchangeable at the offices of the trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the certificates will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each Record Date, which in the case of the Class A Certificates and the Mezzanine Certificates, will be DTC or its nominee unless definitive certificates are issued. The Record Date for each distribution date
(i) with respect to the Class A Certificates and the Mezzanine Certificates, will be the close of business on the business day immediately preceding such distribution date (so long as the offered certificates are book-entry certificates) and (ii) with respect to any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs. Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the trustee at least five business days prior to the relevant Record Date by such certificateholder or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the certificate register. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of such certificates at the offices of the trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the closing date, the trustee designates the office of its agent located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for such purposes.

Book-Entry Registration

      The  offered  certificates  will  be  book-entry   certificates.   Persons
acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear. Citibank and JP Morgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $100,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

      The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Certificate owners will receive all distributions of principal of, and interest on, the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

      Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

      Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

      Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

"Allocated Realized Loss Amount": An Allocated Realized Loss Amount with respect to (x) any class of Mezzanine Certificates and any distribution date will be an amount equal to the sum of any Realized Losses allocated to that class of certificates on the distribution date as described above in "--Allocation of Losses; Subordination" and any Allocated Realized Loss Amount for that class remaining undistributed from the previous distribution date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

"Available Distribution Amount": The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom and payable to the servicer or the trustee, of an amount equal to the sum of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee; (ii) unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the mortgage loans; and (iv) all Advances with respect to the mortgage loans received for the distribution date.

"Bankruptcy Loss": A Bankruptcy Loss is a Realized Loss resulting from a Deficient Valuation or a Debt Service Reduction.

"Certificate Principal Balance": The Certificate Principal Balance of any Class A Certificate and Mezzanine Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate and with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries). The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

"Class  Principal  Distribution  Amount":  The  Class A  Principal  Distribution
Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount or the Class M-9 Principal Distribution Amount, as applicable.

"Class A Principal Distribution Amount": The Class A Principal Distribution Amount is an amount equal to the excess of:

o the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 54.30% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-1 Principal Distribution Amount": The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 62.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-2 Principal Distribution Amount": The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 69.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-3 Principal Distribution Amount": The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 73.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-4 Principal Distribution Amount": The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 80.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-5 Principal Distribution Amount": The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 83.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-6 Principal Distribution Amount": The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates
      after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 86.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-7 Principal Distribution Amount": The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date and
      (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 89.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-8 Principal Distribution Amount": The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the
      related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date,
      (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date,
      (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date, and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Class M-9 Principal Distribution Amount": The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

o the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date, and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related distribution date over

o the lesser of (A) the product of (i) approximately 94.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor Amount.

"Compensating Interest": With respect to any principal prepayments in full or in part, any payments made by the servicer from its own funds to cover Prepayment Interest Shortfalls, but only to the extent of its servicing fee for the related Due Period.

"Credit Enhancement Percentage": The Credit Enhancement Percentage for any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date, by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

"Debt Service Reduction": A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

"Deficient Valuation": A Deficient Valuation with respect to any mortgage loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

"Determination Date": The Determination Date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

"Due Period": The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs.

"Expense Adjusted Mortgage Rate": The Expense Adjusted Mortgage Rate for any mortgage loan and any distribution date will be a per annum rate equal to the then applicable mortgage rate on the mortgage loan as of the first day of the related Due Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

"Expense Adjusted Maximum Mortgage Rate": The Expense Adjusted Maximum Mortgage Rate for any mortgage loan and any distribution date will be a per annum rate equal to the applicable maximum mortgage rate for such mortgage loan as of the first day of the related Due Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

"Formula Rate": The Formula Rate for any class of offered certificates is the lesser of (a) One-Month LIBOR determined as described under "-- Calculation of One-Month LIBOR" in this prospectus supplement plus the related certificate margin as set forth under "--Pass-Through Rates" below and (b) the Maximum Cap Rate.

"Interest Accrual Period": The Interest Accrual Period for any distribution date and the Class A Certificates and Mezzanine Certificates is the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs or, in the case of the first distribution date, commencing on the closing date, and ending on the day preceding the distribution date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

"Interest Carry Forward Amount": The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any distribution date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining unpaid from the previous distribution date, plus interest accrued thereon at the related pass-through rate on the certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to each class of Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each distribution date. The Interest Carry Forward Amount with respect to each class of Mezzanine Certificates, if any, may be carried forward to succeeding distribution dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" in this prospectus supplement.

"Interest Distribution Amount": The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the distribution date at the pass-through rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer or excess interest and shortfalls resulting from the application of the Relief Act.

"Interest Remittance Amount": The Interest Remittance Amount for any distribution date is that portion of the Available Distribution Amount for that distribution date that represents interest received or advanced on the mortgage loans.

"Maximum Cap Rate": The Maximum Cap Rate for any distribution date and the Class A Certificates and Mezzanine Certificates is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding mortgage loans, weighted based on their principal balances as of the first day of the related Due Period.

"Net Monthly Excess Cash Flow": The Net Monthly Excess Cash Flow for any distribution date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

o     the Available Distribution Amount for the related distribution date over

o the sum for the related distribution date of the aggregate of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

"Net WAC Pass-Through Rate": The Net WAC Pass-Through Rate for any distribution date and the Class A Certificates and Mezzanine Certificates is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans, weighted based on their principal balances as of the first day of the related Due Period.

"Net WAC Rate Carryover Amount": For any distribution date and any class of Class A Certificates or Mezzanine Certificates, an amount equal to the sum of:

o the excess of (x) the amount of interest such class of certificates would have accrued for such distribution date had such pass-through rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such distribution date at the Net WAC Pass-Through Rate and

o the unpaid portion of any related Net WAC Rate Carryover Amount from the prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period.

"Overcollateralization Floor Amount": The Overcollateralization Floor Amount with respect to any distribution date is equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

"Overcollateralization Increase Amount": An Overcollateralization Increase Amount with respect to any distribution date equals the lesser of (a) the Net Monthly Excess Cash Flow for such distribution date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

"Overcollateralization Reduction Amount": An Overcollateralization Reduction Amount with respect to any distribution date is the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed) over (ii) the Overcollateralization Target Amount for such distribution date.

"Overcollateralization Target Amount": The Overcollateralization Target Amount with respect to any distribution date is (i) prior to the Stepdown Date, an amount equal to approximately 3.00% of the aggregate principal balance of the mortgage loans as of the cut-off date; (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (a) approximately 6.00% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period and (b) the Overcollateralization Floor Amount; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

"Overcollateralized Amount": The Overcollateralized Amount with respect to any distribution date is the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates (after taking into account the distribution of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount on the related distribution date).

"Prepayment Interest Shortfall": With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

"Prepayment Period": The Prepayment Period with respect to any distribution date is the calendar month immediately preceding the month in which the distribution date occurs.

"Principal Distribution Amount": The Principal Distribution Amount for any distribution date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all scheduled monthly payments on the mortgage loans actually received or advanced on or prior to the related Determination Date;
(ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the mortgage loans; and (iv) the amount of any Overcollateralization Increase Amount for the distribution date; minus (v) the amount of any Overcollateralization Reduction Amount for such distribution date.

"Principal   Remittance  Amount":   The  Principal  Remittance  Amount  for  any
distribution  date is the sum of the  amounts  described  in clauses (i) through
(iii) of the definition of Principal Distribution Amount.

"Realized Loss": A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

"Senior Interest Distribution Amount": The Senior Interest Distribution Amount for any distribution date is equal to the sum of the Interest Distribution Amount for that distribution date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that distribution date for the Class A Certificates.

"Servicing Fee Rate": The Servicing Fee Rate for any distribution date is 0.50% per annum.

"Stepdown Date": The Stepdown Date is the later to occur of (x) the distribution date occurring in June 2008 and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date) is greater than or equal to approximately 45.70%.

"Subsequent Recoveries": Subsequent Recoveries are unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the Certificate Principal Balance for the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated will be increased by the amount of such Subsequent Recoveries. Thereafter, such class of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

"Trustee Fee Rate": The Trustee Fee Rate for any distribution date is 0.0043% per annum.

"Trigger Event": With respect to any distribution date, a Trigger Event is in effect if:

      (a) the percentage obtained by dividing the principal amount of (A)(i) mortgage loans delinquent 60 days or more, (ii) mortgage loans in foreclosure,
(iii) REO properties and (iv) mortgage loans discharged due to bankruptcy by the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (B) 34.00% of the then current Credit Enhancement Percentage for the prior distribution date; or

      (b) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Prepayment Period) divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

        Distribution Date Occurring In              Percentage
        ------------------------------              ----------
        June 2008 through May 2009                      3.50%
        June 2009  through  May 2010                    5.25%
        June 2010  through  May 2011                    6.75%
        June 2011 and thereafter                        7.25%

Pass-Through Rates

      The pass-through rate for each Interest Accrual Period with respect to any class of Class A Certificates or Mezzanine Certificates will equal the lesser of
(a) the related Formula Rate and (b) the Net WAC Pass-Through Rate for such distribution date.

      The margin with respect to each class of Class A Certificates or Mezzanine Certificates will be the percentage set forth below:

                                                  Margin
                                       ----------------------------
                    Class                 (1)                 (2)
                   -------              ------              ------
                     A-1                0.130%              0.260%
                     A-2                0.240%              0.480%
                     A-3                0.330%              0.660%
                     M-1                0.450%              0.675%
                     M-2                0.480%              0.720%
                     M-3                0.500%              0.750%
                     M-4                0.680%              1.020%
                     M-5                0.750%              1.125%
                     M-6                1.350%              2.025%
                     M-7                1.450%              2.175%
                     M-8                1.850%              2.775%
                     M-9                3.000%              4.500%

----------
(1) For the Interest Accrual Period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the trust is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)   For each Interest Accrual Period thereafter.

      Any Net WAC Rate Carryover Amount on any class of the Class A Certificates or Mezzanine Certificates will be distributed on the related distribution date or future distribution dates from and to the extent of funds available therefor in accordance with the priorities described under "--Overcollateralization Provisions" in this prospectus supplement.

      On the closing date, the trustee will establish a reserve account from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A Certificates or Mezzanine Certificates will be made. The reserve account will be an asset of the trust but not of any REMIC. On each distribution date, to the extent required following the distribution of the Available Distribution Amount, the trustee will withdraw from amounts in the reserve account to distribute to the holders of the offered certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account in the following order of priority:

      (A) concurrently, to the Class A Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Class A Cap Contract;

      (B) concurrently, to the Mezzanine Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Mezzanine Cap Contract;

      (C) to the Class A Certificates and Mezzanine Certificates, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A) and (B) above), distributed in the following order of priority:

      (i) to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class;

      (ii)   to the Class M-1 Certificates;

      (iii)  to the Class M-2 Certificates;

      (iv)   to the Class M-3 Certificates;

      (v)    to the Class M-4 Certificates;

      (vi)   to the Class M-5 Certificates;

      (vii)  to the Class M-6 Certificates;

      (viii) to the Class M-7 Certificates;

      (ix)   to the Class M-8 Certificates, and

      (x)    to the Class M-9 Certificates.

      The pass-through rate for each class of Class A Certificates and Mezzanine Certificates for the Interest Accrual Period beginning on a distribution date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the trustee's internet website, together with the monthly statements required by the pooling and servicing agreement. Parties that are entitled to have a paper copy mailed to them via first class mail may call the investor relations desk at 1-800-735-7777.

The Cap Contracts

      The Class A Certificates will have the benefit of the Class A Cap Contract and the Mezzanine Certificates will have the benefit of the Mezzanine Cap Contract. The Counterparty under the Cap Contracts is Swiss Re Financial Products Corporation ("SRFP"), a Delaware corporation and indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. SRFP currently has a counterparty credit rating of "AA (negative outlook)" and a short-term debt rating of "A-1+" from S&P.

      The obligations of SRFP under the Interest Rate Swap Agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has (i) a counterparty credit rating of "AA (negative outlook)," an insurer financial strength rating of "AA (negative outlook)," a senior unsecured debt rating of "AA" and a short-term debt rating of "A-1+" from S&P and (ii) an insurance financial strength rating of "Aa2 (stable outlook)," a senior unsecured rating of "Aa2" and a short-term rating of "P-1" from Moody's, and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(stable)" and a senior unsecured rating of "AA+(stable)" from Fitch.

      On November 19, 2004, Swiss Re announced that it had received requests from the U.S. Securities and Exchange Commission and the New York State Attorney General to provide documentation relating to non-traditional products, that it may receive similar requests from other governmental or regulatory authorities, that it has not been named or referred to in any lawsuit relating to these investigations, and that it will cooperate fully with all such requests.

      It is unclear at this point what the scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments.

      SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

Calculation of One-Month LIBOR

      On each interest determination date, which is the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the Class A Certificates and Mezzanine Certificates, the trustee will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trustee will determine one-month LIBOR, in the manner set forth in the pooling and servicing agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

      The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A Certificates and Mezzanine Certificates for the related Interest Accrual Period will, absent manifest error, be final and binding.

Interest Distributions

      Holders of the Class A Certificates and Mezzanine Certificates will be entitled to receive on each distribution date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable pass-through rates thereon, in the priorities set forth below.

      On each distribution date, the Interest Remittance Amount will be distributed in the following order of priority:

      (i) to the holders of the each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of the Class A Certificates; and

      (ii) sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the Interest Distribution Amount allocable to each such class.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer will be allocated first, to the Net Monthly Excess Cash Flow and thereafter, to the interest distribution amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any of these interest shortfalls.

Principal Distributions

      I. On each distribution date (a) prior to a Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

      (i) sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero; and

      (ii) sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates,   Class  M-6  Certificates,  Class  M-7  Certificates,  Class  M-8
Certificates and Class M-9 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

      II. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

      (i) sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the aggregate Certificate Principal Balances of the Class A Certificates have been reduced to zero; and

      (ii) sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, the related Class Principal Distribution Amount until the Certificate Principal Balance of each such class has been reduced to zero.

      The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Mezzanine Certificates and the Class CE Certificates. Increasing the respective percentage interest in the trust of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by these certificates.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described under "--Subordination" below and excess interest and overcollateralization, as described under "--Overcollateralization Provisions" in this prospectus supplement.

Subordination

      The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A
Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford these holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Mezzanine Certificates and the Class CE Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any distribution date, distributions in respect of interest and principal, subject to available funds.

      In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations to receive distributions will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described in this prospectus supplement.

      This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

      The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates and the amount needed to pay certain fees and expenses of the trust. As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the Class A Certificates and Mezzanine Certificates and the fees and expenses payable by the trust. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cash Flow, if any, be distributed as follows:

      (i) to the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

      (ii) sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such distribution date;

      (iii) sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such distribution date;

      (iv) to the reserve account, for distribution to the holders of the Class A Certificates and Mezzanine Certificates, the aggregate amount of any Net WAC Rate Carryover Amounts for such classes, after taking into account amounts, if any, received under the cap contracts;

      (v) to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

      (vi) to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

      On each distribution date, after making the distributions of the Available Distribution Amount as described above, the trustee will withdraw from the reserve account, to the extent of amounts remaining on deposit therein, the aggregate amount of any Net WAC Rate Carryover Amounts with respect to the Class A Certificates and Mezzanine Certificates and distribute such amounts to the holders of the Class A Certificates and Mezzanine Certificates in the order and priority set forth under "--Pass-Through Rates" in this prospectus supplement.

      On each distribution date, the trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

      In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since, in the absence of Net Monthly Excess Cash Flow applied pursuant to clause (i) above, the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A Certificates and Mezzanine Certificates. In the event of an overcollateralization deficiency, Net Monthly Excess Cash Flow, subject to available funds, will be distributed in an amount equal to such overcollateralization deficiency, which will constitute a principal distribution on the Class A Certificates and Mezzanine Certificates in reduction of the Certificate Principal Balances thereof. This has the effect of accelerating the amortization of the Class A Certificates and Mezzanine Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

      In the event that the Overcollateralization Target Amount is permitted to step down on any distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates and Mezzanine Certificates on the related distribution date will be part of the Net Monthly Excess Cash Flow and distributed pursuant to the priorities set forth in this section. This has the effect of decelerating the amortization of the Class A Certificates and Mezzanine Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any distribution date a Trigger Event is in effect, the required Overcollateralized Amount will not be permitted to step down on the related distribution date.

Allocation of Losses; Subordination

      Any Realized Losses on the mortgage loans will be allocated on any distribution date first, to Net Monthly Excess Cash Flow; second, to the Class CE Certificates, until the Certificate Principal

Balance of the Class CE Certificates has been reduced to zero; third, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, fourth, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, fifth to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero; sixth, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero; seventh, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero; eighth, to the Class M-4 Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero; ninth, to the Class M-3 Certificates until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; tenth, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and eleventh, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal on the applicable mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

      Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cash Flow, according to the priorities set forth under "--Overcollateralization Provisions" above.

      Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

Events of Default

      In addition to those events of default described under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus, upon the occurrence of loss and delinquency triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement.

      Any successor to the servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $15,000,000. See "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus.

Voting Rights

      At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate

Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in those classes evidenced by their respective certificates.

Termination

      The majority holder of the Class CE Certificates (unless such holder is the seller or an affiliate of the seller) will have the right to purchase all remaining mortgage loans and any properties acquired in respect of the mortgage loans and thereby effect early retirement of the certificates on any distribution date following the Due Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event such option is exercised, the purchase price will be equal to the greater of (i) the aggregate principal balance of the mortgage loans and the fair market value of the REO Properties and (ii) the fair market value of the mortgage loans and the REO Properties, in each case plus accrued and unpaid interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed servicing advances, Advances, any unpaid servicing fees allocable to such mortgage loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the event such option is exercised, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds:

      o 100% of the then outstanding Certificate Principal Balances of the Class A Certificates and Mezzanine Certificates, plus

      o one month's interest on the then outstanding Certificate Principal Balance of the offered certificates at the then applicable pass-through rates thereon, plus

      o any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts payable to and from the reserve account, plus

      o     in  the  case  of  the  Mezzanine   Certificates,   any   previously
undistributed Allocated Realized Loss Amount.

      The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "The Agreements--Termination" in the prospectus.

Rights of the Holders of the Class CE Certificates

      The seller, in its capacity as holder of the Class CE Certificates (in such capacity, the "CE Holder"), will receive certain supplemental reporting from the servicer and will have the right to direct the servicer's actions with respect to defaulted mortgage loans. In addition, the CE Holder will have the right to consent to the appointment of any sub-servicer. The CE Holder will rely upon mortgage loan data that is provided to it by the servicer in performing its advisory and monitoring functions.

The Trustee

      Deutsche Bank National Trust Company, a national banking association, will act as trustee for the certificates pursuant to the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CA0502.

      The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be equal to any interest or other earnings on funds held in the distribution account as provided in the pooling and servicing agreement and the trustee fee. The trustee fee is payable monthly and accrues at the Trustee Fee Rate on the aggregate principal balance of the mortgage loans.

      The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's business operations) incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of the servicer's obligations and duties under the pooling and servicing agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

                            YIELD ON THE CERTIFICATES

General

      The yields to maturity of the offered certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

      The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 78.83% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

      Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of distributions on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any offered certificate purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

      The rate of payments (including prepayments), on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the offered certificates. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See "Weighted Average Lives of the Securities" in the prospectus.

      Because principal distributions prior to the Stepdown Date or when a Trigger Event is in effect are distributed to more senior classes of certificates before other classes, holders of classes of offered certificates having a later distribution priority bear a greater risk of losses than holders of classes of offered certificates having earlier distribution priorities. As a result, the certificates having later distribution priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated to the Class A Certificates and Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

      Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans. See "The Originator--Underwriting Guidelines" in this prospectus supplement.

Shortfalls in Collections of Interest

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on mortgage loans affected by application of the Relief Act. The servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its aggregate servicing fee for the related Due Period. Accordingly, the effect of any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or any shortfalls resulting from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders.

      Any of these shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions" and "--Overcollateralization Provisions" in this prospectus supplement. See "Material Legal Aspects of the Loans--Civil Relief Act" in the prospectus.

Special Yield Considerations

      The mortgage rates on the mortgage loans adjust semi-annually based upon six-month LIBOR, subject to periodic and lifetime limitations and after an initial period of two or three years after origination. The pass-through rates on the Class A Certificates and Mezzanine Certificates adjust monthly based upon one-month LIBOR determined as described in this prospectus supplement, with the result that increases in the pass-through rates on any class of Class A Certificates or Mezzanine Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the mortgage loans during any Due Period, net of fees and expenses of the trust, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the related class of Class A Certificates or Mezzanine Certificates during the related Interest Accrual Period. In addition, six-month LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the Net WAC Pass-Through Rate on any class of Class A Certificates or any class of Mezzanine Certificates. Application of the Net WAC Pass-Through Rate would adversely affect the yield to maturity on any class of Class A Certificates or any class of Mezzanine Certificates. In addition, the Net WAC Pass-Through Rate for any class of Class A Certificates or any class of Mezzanine Certificates will be reduced by the prepayment of mortgage loans with high mortgage rates.

      If the pass-through rate on any class of Class A Certificates or Mezzanine Certificates is limited by the Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of those certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by advances made by the servicer. Such delinquencies may affect the yield to investors in these certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of these certificates. In addition, the rate of delinquencies or losses on the mortgage loans will affect the rate of principal distributions on the Mezzanine Certificates. See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of any class of Class A Certificates or any class of Mezzanine Certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

      The "last scheduled distribution date" for each class of the offered certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in May 2035, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the related mortgage loans and no optional termination is exercised, the last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in September 2025 and January 2034, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

      o prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

      o the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding aggregate principal balance thereof have been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption in this prospectus supplement) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 5% in the first month of the life of such pool, such rate increasing to 25% by the eleventh month, such rate increasing to 27% for the twelfth month through the twenty-third month; such rate increasing to 60% in the twenty-fourth month through the twenty-seventh month, and such rate thereafter remaining constant at 30% CPR for the remainder of the life of such pool. The model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

      Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption.

      The tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement indicate the percentage of the initial Certificate Principal Balance of each class of the offered certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of these certificates. The tables are based on the following modeling assumptions:

      o the mortgage loans have the characteristics set forth in the table entitled "Assumed Mortgage Loan Characteristics";

      o the Class A-1 Certificate Principal Balance of $270,165,000 was used in calculating the percentages in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding";

      o distributions on the certificates are received, in cash, on the 25th day of each month, commencing in June 2005;

      o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated in the applicable Prepayment Scenario;

      o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

      o none of the originator, the seller, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote to the tables entitled "Percent of Initial Certificate Principal Balance Outstanding";

      o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in June 2005, and are computed prior to giving effect to any prepayments received in the prior month;

      o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in May 2005, and include 30 days' interest on the mortgage loan;

      o the scheduled monthly payment for each mortgage loan (and for each interest only mortgage loan, after the related interest only period has expired) is calculated based on its principal balance, mortgage rate and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

      o     the certificates are issued on May 4, 2005;

      o the Certificate Principal Balance of the Class P Certificates is assumed to be $0;

      o six-month LIBOR remains constant at 3.52% per annum and one-month LIBOR remains constant at 3.14% per annum and the mortgage rate on each mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the applicable index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations; and

      o the monthly payment on each mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

                                  Prepayment Scenarios(1)
                        I         II          III           IV            V
                       ----      ----         ----          ----         ----
Mortgage Loans:         0%        50%         100%          150%         200%

----------
(1)   Percentages of the Prepayment Assumption.

                      Assumed Mortgage Loan Characteristics

                             Remaining            Months                                                                  Original
    Principal                Amortized            to Next                                 Initial  Subsequent    Rate     Interest
     Balance        Gross     Term to              Rate     Gross     Maximum   Minimum  Periodic   Periodic  Adjustment    Only
    as of the      Mortgage  Maturity    Age    Adjustment  Margin    Mortgage  Mortgage   Rate      Rate     Frequency     Term
  Cut-off Date($)  Rate (%)  (Months)  (Months)    Date       (%)     Rate (%)  Rate (%)  Cap (%)    Cap (%)   (months)   (months)
  ---------------  --------  --------  -------- ----------  ------    --------  --------  -------    -------   --------   --------
  11,359,144.56     6.7931     357         3        21      5.6419    13.7931    6.7931    1.5000    1.5000       6          24
 444,160,707.64     6.3312     357         3        21      5.6184    13.3312    6.3312    1.5000    1.5000       6          24
 108,327,048.09     7.2416     357         3        21      5.6255    14.2416    7.2416    1.5000    1.5000       6          24
   1,712,749.98     6.9260     357         3        21      5.6394    13.9260    6.9260    1.5000    1.5000       6          60
  45,514,347.51     6.6303     357         3        21      5.6227    13.6303    6.6303    1.5000    1.5000       6          60
  16,308,264.07     7.1676     357         3        21      5.6190    14.1676    7.1676    1.5000    1.5000       6          60
   2,002,599.97     6.9196     357         3        33      5.5500    13.9196    6.9196    1.5000    1.5000       6          36
   1,482,300.00     6.1999     357         3        33      5.5557    13.1999    6.1999    1.5000    1.5000       6          36
  38,305,042.33     6.1666     357         3        33      5.5813    13.1666    6.1666    1.5000    1.5000       6          36
  13,544,069.61     6.6884     357         3        33      5.5161    13.6884    6.6884    1.5000    1.5000       6          36
   1,919,506.00     6.8593     357         3        33      5.6384    13.8593    6.8593    1.5000    1.5000       6          60
   3,114,919.90     6.7642     358         2        34      5.2687    13.7642    6.7642    1.5000    1.5000       6          60
  26,605,199.39     6.3543     358         2        34      5.5645    13.3543    6.3543    1.5000    1.5000       6          60
  16,575,702.44     7.0630     358         2        34      5.6921    14.0630    7.0630    1.5000    1.5000       6          60

      There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance Outstanding" in this prospectus supplement. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the offered certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of six-month LIBOR or one-month LIBOR will remain constant as assumed, the offered certificates may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the offered certificates, affecting the weighted average lives of the offered certificates. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and corresponding weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the percentage of the prepayment assumption shown in the immediately following tables.

          Percent of Initial Certificate Principal Balance Outstanding

                                                Class A-1                                            Class A-2
                              ---------------------------------------------        --------------------------------------------
Distribution Date              I         II        III       IV         V           I         II        III       IV         V
-------------------------     ---        ---       ---       ---        ---        ---         ---       ---      ---       ---
Initial Percentage.......     100        100       100       100        100        100         100       100      100       100
May 25, 2006.............     100         72        43        14          0        100         100       100      100        83
May 25, 2007.............      99         24         0         0          0        100         100        54        0         0
May 25, 2008.............      98          0         0         0          0        100          93        11        0         0
May 25, 2009.............      96          0         0         0          0        100          66        11        0         0
May 25, 2010.............      93          0         0         0          0        100          51         8        0         0
May 25, 2011.............      90          0         0         0          0        100          40         0        0         0
May 25, 2012.............      87          0         0         0          0        100          31         0        0         0
May 25, 2013.............      83          0         0         0          0        100          23         0        0         0
May 25, 2014.............      80          0         0         0          0        100          17         0        0         0
May 25, 2015.............      75          0         0         0          0        100          11         0        0         0
May 25, 2016.............      71          0         0         0          0        100           6         0        0         0
May 25, 2017.............      66          0         0         0          0        100           2         0        0         0
May 25, 2018.............      60          0         0         0          0        100           0         0        0         0
May 25, 2019.............      54          0         0         0          0        100           0         0        0         0
May 25, 2020.............      47          0         0         0          0        100           0         0        0         0
May 25, 2021.............      40          0         0         0          0        100           0         0        0         0
May 25, 2022.............      32          0         0         0          0        100           0         0        0         0
May 25, 2023.............      23          0         0         0          0        100           0         0        0         0
May 25, 2024.............      13          0         0         0          0        100           0         0        0         0
May 25, 2025.............       3          0         0         0          0        100           0         0        0         0
May 25, 2026.............       0          0         0         0          0         91           0         0        0         0
May 25, 2027.............       0          0         0         0          0         77           0         0        0         0
May 25, 2028.............       0          0         0         0          0         62           0         0        0         0
May 25, 2029.............       0          0         0         0          0         53           0         0        0         0
May 25, 2030.............       0          0         0         0          0         43           0         0        0         0
May 25, 2031.............       0          0         0         0          0         33           0         0        0         0
May 25, 2032.............       0          0         0         0          0         21           0         0        0         0
May 25, 2033.............       0          0         0         0          0          8           0         0        0         0
May 25, 2034.............       0          0         0         0          0          0           0         0        0         0
May 25, 2035.............       0          0         0         0          0          0           0         0        0         0
Weighted Average Life
(years) to Maturity(1)...    13.69      1.60      1.00      0.73       0.59       24.48      6.01      2.59      1.71      1.40
Weighted Average Life
(years) to Optional
Termination(1)(2)........    13.69      1.60      1.00      0.73       0.59       24.48      6.01      2.59      1.71      1.40

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          Percent of Initial Certificate Principal Balance Outstanding

                                              Class A-3
                               ---------------------------------------------
 Distribution Date              I          II        III        IV        V
 -------------------------     ---         ---       ---        ---      ---
 Initial Percentage.......     100         100       100        100      100
 May 25, 2006.............     100         100       100        100      100
 May 25, 2007.............     100         100       100          0        0
 May 25, 2008.............     100         100       100          0        0
 May 25, 2009.............     100         100       100          0        0
 May 25, 2010.............     100         100       100          0        0
 May 25, 2011.............     100         100       100          0        0
 May 25, 2012.............     100         100        69          0        0
 May 25, 2013.............     100         100        48          0        0
 May 25, 2014.............     100         100        33          0        0
 May 25, 2015.............     100         100        23          0        0
 May 25, 2016.............     100         100        16          0        0
 May 25, 2017.............     100         100        11          0        0
 May 25, 2018.............     100          94         5          0        0
 May 25, 2019.............     100          78         1          0        0
 May 25, 2020.............     100          64         0          0        0
 May 25, 2021.............     100          53         0          0        0
 May 25, 2022.............     100          43         0          0        0
 May 25, 2023.............     100          35         0          0        0
 May 25, 2024.............     100          28         0          0        0
 May 25, 2025.............     100          23         0          0        0
 May 25, 2026.............     100          18         0          0        0
 May 25, 2027.............     100          14         0          0        0
 May 25, 2028.............     100          11         0          0        0
 May 25, 2029.............     100           7         0          0        0
 May 25, 2030.............     100           3         0          0        0
 May 25, 2031.............     100           0         0          0        0
 May 25, 2032.............     100           0         0          0        0
 May 25, 2033.............     100           0         0          0        0
 May 25, 2034.............      66           0         0          0        0
 May 25, 2035.............       0           0         0          0        0
 Weighted Average Life
 (years) to Maturity(1)...    29.28       17.32      8.61       2.04     1.89
 Weighted Average Life
 (years) to Optional
 Termination(1)(2)........    28.80       13.21      6.30       2.04     1.89

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          Percent of Initial Certificate Principal Balance Outstanding

                                              Class M-1                                            Class M-2
                              ---------------------------------------------        --------------------------------------------
Distribution Date              I         II        III       IV         V           I         II        III       IV         V
-------------------------     ---        ---       ---       ---        ---        ---        ---       ---       ---       ---
Initial Percentage.......     100        100       100       100        100        100        100       100       100       100
May 25, 2006.............     100        100       100       100        100        100        100       100       100       100
May 25, 2007.............     100        100       100        92          0        100        100       100       100        12
May 25, 2008.............     100        100       100         0          0        100        100       100         0         0
May 25, 2009.............     100        100       100         0          0        100        100        56         0         0
May 25, 2010.............     100         86        32         0          0        100         86        32         0         0
May 25, 2011.............     100         73        22         0          0        100         73        22         0         0
May 25, 2012.............     100         61        15         0          0        100         61        15         0         0
May 25, 2013.............     100         51        10         0          0        100         51        10         0         0
May 25, 2014.............     100         43         7         0          0        100         43         7         0         0
May 25, 2015.............     100         36         5         0          0        100         36         5         0         0
May 25, 2016.............     100         30         3         0          0        100         30         3         0         0
May 25, 2017.............     100         25         1         0          0        100         25         0         0         0
May 25, 2018.............     100         21         0         0          0        100         21         0         0         0
May 25, 2019.............     100         17         0         0          0        100         17         0         0         0
May 25, 2020.............     100         14         0         0          0        100         14         0         0         0
May 25, 2021.............     100         12         0         0          0        100         12         0         0         0
May 25, 2022.............     100          9         0         0          0        100          9         0         0         0
May 25, 2023.............     100          8         0         0          0        100          8         0         0         0
May 25, 2024.............     100          6         0         0          0        100          6         0         0         0
May 25, 2025.............     100          5         0         0          0        100          5         0         0         0
May 25, 2026.............     100          4         0         0          0        100          4         0         0         0
May 25, 2027.............     100          3         0         0          0        100          2         0         0         0
May 25, 2028.............     100          1         0         0          0        100          0         0         0         0
May 25, 2029.............      89          0         0         0          0         89          0         0         0         0
May 25, 2030.............      77          0         0         0          0         77          0         0         0         0
May 25, 2031.............      63          0         0         0          0         63          0         0         0         0
May 25, 2032.............      48          0         0         0          0         48          0         0         0         0
May 25, 2033.............      32          0         0         0          0         32          0         0         0         0
May 25, 2034.............      14          0         0         0          0         14          0         0         0         0
May 25, 2035.............       0          0         0         0          0          0          0         0         0         0
Weighted Average Life
(years) to Maturity(1)...    26.82       9.63      5.45      2.21       1.98      26.82       9.61      5.20      2.53      2.07
Weighted Average Life
(years) to Optional
Termination(1)(2)........    26.72       8.77      4.98      2.21       1.98      26.72       8.77      4.74      2.53      2.07

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          Percent of Initial Certificate Principal Balance Outstanding

                                               Class M-3                                           Class M-4
                              ---------------------------------------------        --------------------------------------------
Distribution Date              I         II        III       IV          V          I         II        III       IV         V
-------------------------     ---        ---       ---       ---        ---        ---        ---       ---       ---       ---
Initial Percentage.......     100        100       100       100        100        100        100       100       100       100
May 25, 2006.............     100        100       100       100        100        100        100       100       100       100
May 25, 2007.............     100        100       100       100        100        100        100       100       100       100
May 25, 2008.............     100        100       100         0          0        100        100       100        67         0
May 25, 2009.............     100        100        45         0          0        100        100        45        67         0
May 25, 2010.............     100         86        32         0          0        100         86        32        67         0
May 25, 2011.............     100         73        22         0          0        100         73        22        40         0
May 25, 2012.............     100         61        15         0          0        100         61        15        16         0
May 25, 2013.............     100         51        10         0          0        100         51        10         2         0
May 25, 2014.............     100         43         7         0          0        100         43         7         0         0
May 25, 2015.............     100         36         5         0          0        100         36         4         0         0
May 25, 2016.............     100         30         1         0          0        100         30         0         0         0
May 25, 2017.............     100         25         0         0          0        100         25         0         0         0
May 25, 2018.............     100         21         0         0          0        100         21         0         0         0
May 25, 2019.............     100         17         0         0          0        100         17         0         0         0
May 25, 2020.............     100         14         0         0          0        100         14         0         0         0
May 25, 2021.............     100         12         0         0          0        100         12         0         0         0
May 25, 2022.............     100          9         0         0          0        100          9         0         0         0
May 25, 2023.............     100          8         0         0          0        100          8         0         0         0
May 25, 2024.............     100          6         0         0          0        100          6         0         0         0
May 25, 2025.............     100          5         0         0          0        100          5         0         0         0
May 25, 2026.............     100          4         0         0          0        100          1         0         0         0
May 25, 2027.............     100          0         0         0          0        100          0         0         0         0
May 25, 2028.............     100          0         0         0          0        100          0         0         0         0
May 25, 2029.............      89          0         0         0          0         89          0         0         0         0
May 25, 2030.............      77          0         0         0          0         77          0         0         0         0
May 25, 2031.............      63          0         0         0          0         63          0         0         0         0
May 25, 2032.............      48          0         0         0          0         48          0         0         0         0
May 25, 2033.............      32          0         0         0          0         32          0         0         0         0
May 25, 2034.............      14          0         0         0          0         14          0         0         0         0
May 25, 2035.............       0          0         0         0          0          0          0         0         0         0
Weighted Average Life
(years) to Maturity(1)...    26.82       9.59      5.07      2.82       2.19      26.82       9.55      4.95      5.34      2.44
Weighted Average Life
(years) to Optional
Termination(1)(2)........    26.72       8.77      4.62      2.82       2.19      26.72       8.77      4.53      3.27      2.44

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          Percent of Initial Certificate Principal Balance Outstanding

                                               Class M-5                                           Class M-6
                              ---------------------------------------------        --------------------------------------------
Distribution Date              I         II        III       IV         V           I         II        III       IV         V
-------------------------     ---        ---       ---       ---        ---        ---        ---       ---       ---       ---
Initial Percentage.......     100        100       100       100        100        100        100       100       100       100
May 25, 2006.............     100        100       100       100        100        100        100       100       100       100
May 25, 2007.............     100        100       100       100        100        100        100       100       100       100
May 25, 2008.............     100        100       100       100          0        100        100       100       100         0
May 25, 2009.............     100        100        45       100          0        100        100        45       100         0
May 25, 2010.............     100         86        32        36          0        100         86        32         6         0
May 25, 2011.............     100         73        22         0          0        100         73        22         0         0
May 25, 2012.............     100         61        15         0          0        100         61        15         0         0
May 25, 2013.............     100         51        10         0          0        100         51        10         0         0
May 25, 2014.............     100         43         7         0          0        100         43         5         0         0
May 25, 2015.............     100         36         0         0          0        100         36         0         0         0
May 25, 2016.............     100         30         0         0          0        100         30         0         0         0
May 25, 2017.............     100         25         0         0          0        100         25         0         0         0
May 25, 2018.............     100         21         0         0          0        100         21         0         0         0
May 25, 2019.............     100         17         0         0          0        100         17         0         0         0
May 25, 2020.............     100         14         0         0          0        100         14         0         0         0
May 25, 2021.............     100         12         0         0          0        100         12         0         0         0
May 25, 2022.............     100          9         0         0          0        100          9         0         0         0
May 25, 2023.............     100          8         0         0          0        100          8         0         0         0
May 25, 2024.............     100          6         0         0          0        100          *         0         0         0
May 25, 2025.............     100          0         0         0          0        100          0         0         0         0
May 25, 2026.............     100          0         0         0          0        100          0         0         0         0
May 25, 2027.............     100          0         0         0          0        100          0         0         0         0
May 25, 2028.............     100          0         0         0          0        100          0         0         0         0
May 25, 2029.............      89          0         0         0          0         89          0         0         0         0
May 25, 2030.............      77          0         0         0          0         77          0         0         0         0
May 25, 2031.............      63          0         0         0          0         63          0         0         0         0
May 25, 2032.............      48          0         0         0          0         48          0         0         0         0
May 25, 2033.............      32          0         0         0          0         32          0         0         0         0
May 25, 2034.............      14          0         0         0          0         14          0         0         0         0
May 25, 2035.............       0          0         0         0          0          0          0         0         0         0
Weighted Average Life
(years) to Maturity(1)...    26.81       9.50      4.86      5.00       2.72      26.81       9.44      4.80      4.44      2.93
Weighted Average Life
(years) to Optional
Termination(1)(2)........    26.72       8.77      4.47      3.39       2.56      26.72       8.77      4.44      3.39      2.56

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

          Percent of Initial Certificate Principal Balance Outstanding

                                                      Class M-7
                                         ------------------------------------
Distribution Date                         I      II      III      IV       V
-----------------------------------      ---     ---     ---      ---     ---
Initial Percentage.................      100     100     100      100     100
May 25, 2006.......................      100     100     100      100     100
May 25, 2007.......................      100     100     100      100     100
May 25, 2008.......................      100     100     100      100      75
May 25, 2009.......................      100     100      45       27      75
May 25, 2010.......................      100      86      32        0      36
May 25, 2011.......................      100      73      22        0       0
May 25, 2012.......................      100      61      15        0       0
May 25, 2013.......................      100      51      10        0       0
May 25, 2014.......................      100      43       0        0       0
May 25, 2015.......................      100      36       0        0       0
May 25, 2016.......................      100      30       0        0       0
May 25, 2017.......................      100      25       0        0       0
May 25, 2018.......................      100      21       0        0       0
May 25, 2019.......................      100      17       0        0       0
May 25, 2020.......................      100      14       0        0       0
May 25, 2021.......................      100      12       0        0       0
May 25, 2022.......................      100       9       0        0       0
May 25, 2023.......................      100       *       0        0       0
May 25, 2024.......................      100       0       0        0       0
May 25, 2025.......................      100       0       0        0       0
May 25, 2026.......................      100       0       0        0       0
May 25, 2027.......................      100       0       0        0       0
May 25, 2028.......................      100       0       0        0       0
May 25, 2029.......................       89       0       0        0       0
May 25, 2030.......................       77       0       0        0       0
May 25, 2031.......................       63       0       0        0       0
May 25, 2032.......................       48       0       0        0       0
May 25, 2033.......................       32       0       0        0       0
May 25, 2034.......................       14       0       0        0       0
May 25, 2035.......................        0       0       0        0       0
Weighted Average Life (years)
to Maturity(1).....................      26.80    9.36    4.73     4.09    4.62
Weighted Average Life (years)
to Optional Termination(1)(2)......      26.72    8.77    4.41     3.39    2.56

----------
*     Represents less than one-half of one percent, if applicable.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

      There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the percentage of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

      If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cash Flow), will be allocated to those certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the offered certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Weighted Average Lives of the Securities" in the prospectus.

                                USE OF PROCEEDS

      The seller will convey the mortgage loans to the depositor who will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the seller. The net proceeds from the sale of the offered certificates, the Class M-8 Certificates and the Class M-9 Certificates, together with the Class CE Certificates, the Class P Certificates and the Residual Certificates, will represent the purchase price to be paid by the depositor to the seller for the mortgage loans. The mortgage loans were previously purchased by the seller indirectly from the responsible party.

                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC established under the pooling and servicing agreement will qualify as a REMIC under the Code.

      For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in its respective REMIC elected by the trust; and (ii) the Class A Certificates, the Mezzanine Certificates (in each case, exclusive of any right of the holder of the offered certificates to receive distributions from the reserve account in respect of any Net WAC Rate Carryover Amount), the Class P Certificates and the Class CE Certificates will represent the "regular interests" in a REMIC and will be treated as debt instruments of a REMIC. See "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

      For federal income tax purposes, it is anticipated that the Class M-3, Class M-5, Class M-6 and Class M-7 Certificates may and the other classes of offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Considerations--General --Taxation of Debt Securities --Taxation of the REMIC and its Holders" in the prospectus.

      The  Internal   Revenue   Service  has  issued   original  issue  discount
regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount.

      Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the offered certificates. In the absence of other authority, the trust will be guided as required by the pooling and servicing agreement and by certain principles of the OID regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to these certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to these certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to these certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that those certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of these certificates.

      Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize this premium. See "Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" and "--Taxation of Debt Securities" in the prospectus.

      Each holder of a Class A Certificate and Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount. The reserve account is not an asset of any REMIC. The treatment of amounts received by a holder of a Class A Certificate or Mezzanine Certificate under such certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate or Mezzanine Certificate must allocate its purchase price for the related certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. Payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount will be treated as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the value of the right to receive payments from the reserve account in respect of Net WAC Rate Carryover Amounts may be obtained from the trustee as set forth in the pooling and servicing agreement. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest as required by the pooling and servicing agreement and the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the regulations relating to notional principal contracts.

      Upon the sale or other taxable disposition of a Class A Certificate or Mezzanine Certificate, the amount realized from the sale of or disposition, if any, allocated to the selling certificateholder's right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the regulations relating to notional principal contracts allocable to the related offered certificate, as the case may be. A holder of a Class A Certificate or Mezzanine Certificate will have gain or loss from such a termination of the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid or deemed paid by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the reserve account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      With respect to the Class A Certificates and Mezzanine Certificates, this paragraph is relevant to the Class A Certificates and Mezzanine Certificates exclusive of the rights of the holders of such certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The Class A Certificates and Mezzanine Certificates will be treated as "assets" described in
Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Class A Certificates and Mezzanine Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates and Mezzanine Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. See "Description of the Certificates--Optional Termination" in this prospectus supplement and "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

      Because the Net WAC Rate Carryover Amount is treated as a separate property right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve account will not be qualifying real estate income for real estate investment trusts. In addition, the Class A Certificates and Mezzanine Certificates may not be suitable for inclusion in another REMIC.

      The holders of the Class A Certificates and Mezzanine Certificates will be required to include income interest on their certificates in accordance with the accrual method of accounting.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-", as more fully described in "ERISA Considerations" in the prospectus.

        The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

      (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

      (b) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      (c) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      (d) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group"). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

      It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates and the Mezzanine Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.
      Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated May 2, 2005, between the depositor and Bear, Stearns & Co. Inc. as representative of the underwriters, the depositor has agreed to sell, and each of the underwriters severally has agreed to purchase a portion of the offered certificates set forth opposite their respective names.

                                  Original          Original         Original        Original           Original
                                 Certificate       Certificate      Certificate     Certificate        Certificate
                                  Principal         Principal        Principal       Principal          Principal
                                 Balance of        Balance of       Balance of      Balance of         Balance of
                                the Class A-1     the Class A-2    the Class A-3   the Class M-1      the Class M-2
       Underwriters             Certificates      Certificates     Certificates    Certificates       Certificates
       ------------             ------------      ------------     ------------    ------------       ------------
Bear, Stearns & Co. Inc.        $216,132,000      $216,132,000     $34,637,600      $22,512,800        $20,466,400
Citigroup  Global  Markets       $54,033,000       $54,033,000      $8,659,400       $5,628,200         $5,116,600
Inc.

                                  Original          Original         Original        Original           Original
                                 Certificate       Certificate      Certificate     Certificate        Certificate
                                  Principal         Principal        Principal       Principal          Principal
                                 Balance of        Balance of       Balance of      Balance of         Balance of
                                the Class M-3     the Class M-4    the Class M-5   the Class M-6      the Class M-7
       Underwriters             Certificates      Certificates     Certificates    Certificates       Certificates
       ------------             ------------      ------------     ------------    ------------       ------------
Bear, Stearns & Co. Inc.         $12,280,000       $21,343,200      $9,648,000       $8,771,200         $7,894,400
Citigroup  Global  Markets        $3,070,000        $5,335,800      $2,412,000       $2,192,800         $1,973,600
Inc.

      Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be 99.75% of the aggregate initial Certificate Principal Balance of the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. Bear, Stearns & Co. Inc. is an affiliate of the depositor.

      The offered certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

      The underwriting agreement provides that the depositor will indemnify the underwriters against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect of these liabilities.

      A portion of the proceeds received from the sale of the offered certificates will be used by the seller to satisfy obligations under a financing facility in place with an affiliate of the representative of the underwriters with respect to some of the mortgage loans.

                                SECONDARY MARKET

      There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriters intend to establish a market in the offered certificates but are not obligated to do so. The primary source of information available to investors concerning the offered certificates will be the monthly reports made available via the trustee's internet website, which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement to the extent required by the pooling and servicing agreement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                  LEGAL MATTERS

      Legal matters relating to the offered certificates will be passed upon for the depositor and the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                        Moody's             S&P             Fitch
                        -------             ---             -----
A-1 ................      Aaa               AAA              AAA
A-2 ................      Aaa               AAA              AAA
A-3 ................      Aaa               AAA              AAA
M-1 ................      Aa1               AA+              AA+
M-2 ................      Aa2               AA                AA
M-3 ................      Aa3               AA                AA
M-4 ................       A2               A+                A
M-5 ................       A3                A                A-
M-6 ................      Baa1              A-               BBB+
M-7 ................      Baa2             BBB+              BBB


      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of a rated certificate might realize a lower than anticipated yield. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to such certificates.

      The depositor has not requested that any rating agency rate any of the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any of the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any of the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such certificates as stated in this section.

                                LEGAL INVESTMENT

      The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates will constitute "mortgage related securities" for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment Considerations" in the prospectus.

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

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Carrington Mortgage Loan Trust, Series 2005-NC2, Asset Backed Pass-Through Certificates, offered by this prospectus supplement, will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective
Depositary,  to  a  DTC  Participant.  The  seller  will  send  instructions  to
Clearstream  or  Euroclear  through  a  Clearstream   Participant  or  Euroclear
Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure

      The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

          Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

The Securities

--------------------------------------------------------------------------------

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

--------------------------------------------------------------------------------

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

o     private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Bear, Stearns & Co. Inc.
                                 April 26, 2004

              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 124 of this prospectus.

                                  Risk Factors

      You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your
securities or obtaining your desired
price.................................  No market will exist for the  securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust
fund are available to pay your
securities............................  The  securities  of each  series will be payable  solely  from the  assets of the
                                        related   trust  fund,   including   any
                                        applicable credit enhancement,  and will
                                        not have a claim  against  the assets of
                                        any   other   trust.   In  the  case  of
                                        securities  that  are  in  the  form  of
                                        notes,   the  related   indenture   will
                                        require  that  noteholders  proceed only
                                        against the assets of the related  trust
                                        fund.  We cannot give you any  assurance
                                        that the  market  value of the assets in
                                        any  trust  fund  will  be  equal  to or
                                        greater than the total principal  amount
                                        of   the   related    securities    then
                                        outstanding,   plus  accrued   interest.
                                        Moreover,  if the assets of a trust fund
                                        are ever sold, the sale proceeds will be
                                        applied  first to reimburse  any related
                                        trustee, servicer and credit enhancement
                                        provider   for  their  unpaid  fees  and
                                        expenses before any remaining amounts are distributed to securityholders.

                                        In addition,  at the times  specified in
                                        the   related   prospectus   supplement,
                                        assets of the trust fund and the related
                                        security accounts may be released to the
                                        depositor,   the  servicer,  the  credit
                                        enhancement provider or other persons, if

                                        o     all  payments   then  due  on  the
                                              related securities have been made,
                                              and

                                        o     any other  payments  specified  in
                                              the related prospectus  supplement
                                              have been made.

                                        Once  released,   such  assets  will  no
                                        longer be available to make payments to securityholders.

                                        You will have no  recourse  against  the
                                        depositor  or any  other  person  if any
                                        required  distribution on the securities
                                        is not
                                        made or for any other default.  The only
                                        obligations   of  the   depositor   with
                                        respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:


                                              o     funds      obtained     from
                                                    enforcing     any    similar
                                                    obligation of the originator
                                                    of the loan, or

                                              o     monies from any reserve fund
                                                    established  to pay for loan
                                                    repurchases.

Credit enhancement may be
insufficient to provide against
particular risks......................  Although credit  enhancement is intended
                                        to  reduce  the  effect  of   delinquent
                                        payments  or loan  losses on  particular
                                        classes of securities, the amount of any
                                        credit  enhancement  is  subject  to the
                                        limits    described   in   the   related
                                        prospectus supplement.  In addition, the
                                        amount of credit enhancement may decline
                                        or  be   depleted   before  the  related
                                        securities   are  paid  in  full.  As  a
                                        result,   securityholders   may   suffer
                                        losses.

Principal payments on the loans
may adversely affect the average
life of, and rate of return on,
your securities ......................  You  may  be  unable  to  reinvest   the
                                        principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                              o     the extent of prepayments on
                                                    the underlying  loans in the
                                                    trust  fund or, if the trust
                                                    fund   contains   underlying
                                                    securities,   on  the  loans
                                                    backing    the    underlying
                                                    securities;

                                              o     how  payments  of  principal
                                                    are   allocated   among  the
                                                    classes  of   securities  of
                                                    that series as  specified in
                                                    the    related    prospectus
                                                    supplement;

                                              o     if any  party  has an option
                                                    to  terminate   the  related
                                                    trust  early,  the effect of
                                                    the exercise of the option;

                                              o     the  rate  and   timing   of
                                                    defaults  and  losses on the
                                                    assets in the related  trust
                                                    fund;

                                              o     repurchases of assets in the
                                                    related   trust  fund  as  a
                                                    result of material  breaches
                                                    of    representations    and
                                                    warranties   made   by   the
                                                    depositor or a seller; and

                                              o     in the case of a trust  fund
                                                    that   contains    revolving
                                                    credit   line   loans,   any
                                                    provisions               for
                                                    non-amortization,      early
                                                    amortization   or  scheduled
                                                    amortization         periods
                                                    described   in  the  related
                                                    prospectus supplement.

                                        All the above factors may affect the yield to maturity of the securities.

The interest accrual period may
reduce the effective yield on your
securities............................  Interest  payable on the  securities  on any given distribution date will include
                                        all interest  accrued during the related
                                        interest accrual period. Each prospectus
                                        supplement  will  specify  the  interest
                                        accrual    period   for   the    related
                                        securities.  If interest  accrues during
                                        the  calendar  month  before the related
                                        distribution  date, your effective yield
                                        will be less  than  it  would  be if the
                                        interest  accrual  period  ended the day
                                        before  the  distribution   date.  As  a
                                        result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may
increase your risk of loss............  Certain  underlying  loans  may  not  be fully  amortizing  over  their  terms to
                                        maturity  and may require a  substantial
                                        principal payment (a "balloon"  payment)
                                        at their stated maturity.  Loans of this
                                        type  involve  greater  risk than  fully
                                        amortizing   loans  since  the  borrower
                                        generally  must be able to refinance the
                                        loan or sell the related  property prior
                                        to  the  loan's   maturity   date.   The
                                        borrower's  ability to do so will depend
                                        on  such   factors   as  the   level  of
                                        available  mortgage rates at the time of
                                        sale  or   refinancing,   the   relative
                                        strength  of the local  housing  market,
                                        the  borrower's  equity in the property,
                                        the   borrower's    general    financial
                                        condition and tax laws.

Adjustable rate loans may be
underwritten to less stringent
standards than fixed rate loans.......  A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are
riskier than senior lien loans........  If the  mortgage or home equity loans in a trust fund are  primarily  in a junior
                                        lien   position,   any   proceeds   from
                                        liquidations,  insurance  recoveries  or
                                        condemnations  must  be  used  first  to
                                        satisfy the claims of the related senior
                                        lien  loans  (and  related   foreclosure
                                        expenses)   before  being  available  to
                                        satisfy  the  junior   lien  loans.   In
                                        addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could
reduce the amount and delay the
timing of recoveries on defaulted
mortgage loans........................  The  following  factors,  among  others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                              o     an  overall  decline  in the
                                                    residential    real   estate
                                                    markets where the properties
                                                    are located;

                                              o     failure  of   borrowers   to
                                                    maintain  their   properties
                                                    adequately; and

                                              o     natural  disasters  that may
                                                    not  be  covered  by  hazard
                                                    insurance,      such      as
                                                    earthquakes and floods.

                                        If property values decline, actual rates
                                        of   delinquencies,   foreclosures   and
                                        losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

Some mortgaged properties may not be
owner occupied........................  The  mortgaged  properties  in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

Home improvement
contracts and other loans
may not have sufficient
security .............................  A   trust   fund   may   include    home
                                        improvement   contracts   that  are  not
                                        secured by an interest in real estate or
                                        otherwise. A trust fund may also include
                                        mortgage  or  home  equity   loans  with
                                        original    loan-to-value   ratios   (or
                                        combined loan-to-value ratios in the case of junior loans) greater than 100%.
                                        In these cases, the trust fund could be treated as a general

                                        If  a  loan  of  this   type  goes  into
                                        default,   the  trust   fund  will  have
                                        recourse  only  against  the  borrower's
                                        assets   generally   for  the  unsecured
                                        portion  of the  loan,  along  with  the
                                        borrower's   other   general   unsecured
                                        creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts
will not be stamped...................  The  depositor  will ensure that a UCC-1
                                        financing   statement   is  filed   that
                                        identifies   as   collateral   the  home
                                        improvement   contracts  included  in  a
                                        trust fund. However,  unless the related
                                        prospectus      supplement      provides
                                        otherwise,    the    home    improvement
                                        contracts themselves will not be stamped
                                        or marked to reflect their assignment to
                                        the trust fund.  Thus, if as a result of
                                        negligence,   fraud  or   otherwise,   a
                                        subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding
account are not used to purchase
trust assets, you will receive a
prepayment on the related
securities............................  The related  prospectus  supplement  may provide  that the  depositor  or  seller
                                        will  deposit  a  specified  amount in a
                                        pre-funding  account  on  the  date  the
                                        securities are issued. In this case, the
                                        deposited  funds  may be  used  only  to
                                        acquire  additional assets for the trust
                                        during  a  specified  period  after  the
                                        initial issuance of the securities.  Any
                                        amounts  remaining in the account at the
                                        end of that period  will be  distributed
                                        as a  prepayment  of  principal  to  the
                                        holders of the related  securities.  The
                                        resulting   prepayment  could  adversely
                                        affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse
claims against trust fund assets......  The  federal  bankruptcy  code and state debtor relief laws may adversely  affect
                                        the  ability  of the  trust  fund,  as a
                                        secured  lender,  to  realize  upon  its
                                        security.  For  example,  in  a  federal
                                        bankruptcy proceeding,  a lender may not
                                        foreclose on mortgaged  property without
                                        the   bankruptcy   court's   permission.
                                        Similarly,  the  debtor  may  propose  a
                                        rehabilitation  plan,  in  the  case  of
                                        mortgaged   property  that  is  not  his
                                        principal  residence,  that would reduce
                                        the  amount  of  the  lender's   secured
                                        indebtedness   to  the   value   of  the
                                        property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

Environmental risks may adversely
affect trust fund assets..............  Federal,   state  and  local   laws  and
                                        regulations   impose  a  wide  range  of
                                        requirements   on  activities  that  may
                                        affect  the   environment,   health  and
                                        safety. In certain circumstances,  these
                                        laws and regulations  impose obligations
                                        on owners or  operators  of  residential
                                        properties such as those that secure the
                                        loans. Failure to comply with these laws
                                        and  regulations can result in fines and
                                        penalties that could be assessed against
                                        the trust  fund as owner of the  related
                                        property.  In some states, a lien on the
                                        property   due  to   contamination   has
                                        priority  over the  lien of an  existing
                                        mortgage. Further, a mortgage lender may
                                        be  held   liable  as  an   "owner"   or
                                        "operator" for costs associated with the
                                        release of petroleum from an underground
                                        storage      tank     under      certain
                                        circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may
adversely affect trust fund assets....  The loans and  contracts  in each  trust fund also may be subject to federal laws
                                        relating   to   loan   origination   and
                                        underwriting. These laws

                                              o     require certain  disclosures
                                                    to the  borrowers  regarding
                                                    the terms of the loans;

                                              o     prohibit  discrimination  on
                                                    the  basis  of  age,   race,
                                                    color,    sex,     religion,
                                                    marital   status,   national
                                                    origin,  receipt  of  public
                                                    assistance  or the  exercise
                                                    of  any   right   under  the
                                                    consumer  credit  protection
                                                    act,  in  the  extension  of
                                                    credit;

                                              o     regulate    the    use   and
                                                    reporting   of   information
                                                    related  to  the  borrower's
                                                    credit experience; and

                                              o     require           additional
                                                    application     disclosures,
                                                    limit  changes  that  may be
                                                    made to the  loan  documents
                                                    without    the    borrower's
                                                    consent   and   restrict   a
                                                    lender's  ability to declare
                                                    a default  or to  suspend or
                                                    reduce a  borrower's  credit
                                                    limit to certain  enumerated
                                                    events.

                                        Loans  may also be  subject  to  federal
                                        laws that impose  additional  disclosure
                                        requirements  on creditors  with respect
                                        to  non-purchase  money  mortgage  loans
                                        with   high   interest   rates  or  high
                                        up-front  fees and  charges.  These laws
                                        can  impose  specific  liabilities  upon
                                        creditors  that fail to  comply  and may
                                        affect the enforceability of the related
                                        loans.  In addition,  the trust fund, as
                                        assignee   of   the   creditor,    would
                                        generally  be  subject to all claims and
                                        defenses that the borrower  could assert
                                        against  the  creditor,   including  the
                                        right to rescind the loan.

                                        Home   improvement   contracts   may  be
                                        subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.


                                        If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to
additional risk.......................  If   you   invest   in  any   class   of
                                        subordinate  securities,  your rights as
                                        an   investor   to   receive    payments
                                        otherwise due you will be subordinate to
                                        the  rights  of  the  servicer  and  the
                                        holders    of   the    related    senior
                                        securities.    As   a   result,   before
                                        investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by
financial instruments may be
insufficient to protect against
particular risks......................  As     described      under      "Credit
                                        Enhancement--Financial  Instruments"  in
                                        this   prospectus,   a  trust  fund  may
                                        include financial instruments to protect
                                        against  certain  risks  or  to  provide
                                        certain  cash flow  characteristics  for
                                        particular  classes of the securities of
                                        a series.  If you invest in one of these
                                        classes and the issuer of the  financial
                                        instruments   fails   to   perform   its
                                        obligations,   the  yield  to  maturity,
                                        market  price  and   liquidity  of  your
                                        securities could be materially adversely
                                        affected.  In addition, if the issuer of
                                        the   related   financial    instruments
                                        experiences a credit  rating  downgrade,
                                        the market  price and  liquidity of your
                                        securities could be reduced. Finally, if
                                        the financial  instruments  are intended
                                        to  provide  an  approximate  or partial
                                        hedge  for  certain  risks  or  cashflow
                                        characteristics,  the yield to maturity,
                                        market  price  and   liquidity  of  your
                                        securities  could be adversely  affected
                                        to  the   extent   that  the   financial
                                        instrument does not provide a perfect hedge.

REMIC residual securities are subject
to additional risk....................  If you invest in any class of securities that  represent the "residual  interest"
                                        in a  real  estate  mortgage  investment
                                        conduit (REMIC), you will be required to
                                        report as ordinary  income your pro rata
                                        share  of the  REMIC's  taxable  income,
                                        whether or not you actually received any
                                        cash.  Thus,  as the  holder  of a REMIC
                                        residual  interest  security,  you could
                                        have taxable income and tax  liabilities
                                        in a year  that  are in  excess  of your
                                        ability to deduct servicing fees and any
                                        other  REMIC   expenses.   In  addition,
                                        because of their special tax  treatment,
                                        your after-tax yield on a REMIC residual
                                        interest  security may be  significantly
                                        less than that of a corporate  bond with
                                        similar  cash-flow  characteristics  and
                                        pre-tax   yield.   Transfers   of  REMIC
                                        residual interest securities are also restricted.

FASIT ownership securities are
subject to additional risk............  If  you  are a  fully  taxable  domestic corporation that invests in any class of
                                        securities  representing  the "ownership
                                        interest"    in   a   financial    asset
                                        securitization investment trust (FASIT),
                                        you  will  be   required  to  report  as
                                        ordinary  income  your pro rata share of
                                        the FASIT's taxable  income,  whether or
                                        not  you
                                        actually  received  any  cash.
                                        Thus, as the holder of a FASIT ownership
                                        interest   security,   you  could   have
                                        taxable income and tax  liabilities in a
                                        year that are in excess of your  ability
                                        to deduct  servicing  fees and any other
                                        FASIT expenses. In addition,  because of
                                        their   special  tax   treatment,   your
                                        after-tax  yield  on a  FASIT  ownership
                                        interest  security may be  significantly
                                        less than that of a corporate  bond with
                                        similar  cash-flow  characteristics  and
                                        pre-tax   yield.   Transfers   of  FASIT
                                        ownership interest securities are also restricted.

Book-entry registration may limit
your ability to sell securities and
delay your receipt of payments........  Limit  on   Liquidity   of   Securities.
                                        Securities issued in book-entry form may
                                        have  only  limited   liquidity  in  the
                                        resale  market,  since  investors may be
                                        unwilling  to  purchase  securities  for
                                        which  they   cannot   obtain   physical
                                        instruments.

                                        Limit on Ability to  Transfer or Pledge.
                                        Transactions  in  book-entry  securities
                                        can  be   effected   only   through  The
                                        Depository     Trust    Company,     its
                                        participating     organizations,     its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                        Delays   in   Distributions.   You   may
                                        experience  some delay in the receipt of
                                        distributions  on book-entry  securities
                                        since   the   distributions    will   be
                                        forwarded  by the trustee to DTC for DTC
                                        to  credit  to  the   accounts   of  its
                                        participants.     In     turn,     these
                                        participants     will     credit     the
                                        distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not
address all investment risks and must
be viewed with caution................  Any  class of  securities  issued  under this  prospectus  and  the  accompanying
                                        prospectus  supplement  will be rated in
                                        one   of   the   four   highest   rating
                                        categories  of a  nationally  recognized
                                        rating agency.  A rating is based on the
                                        adequacy  of the value of the trust fund
                                        assets  and any credit  enhancement  for
                                        that  class  and   reflects  the  rating
                                        agency's  assessment  of the  likelihood
                                        that holders of the class of  securities
                                        will  receive the payments to which they
                                        are   entitled.   A  rating  is  not  an
                                        assessment   of  the   likelihood   that
                                        principal  prepayments on the underlying
                                        loans will be made,  the degree to which
                                        the  rate of  prepayments  might  differ
                                        from that originally  anticipated or the
                                        likelihood  of an early  termination  of
                                        the  securities.  You  should not view a
                                        rating as a recommendation
                                        to  purchase,  hold or  sell  securities
                                        because it does not  address  the market
                                        price or  suitability  of the securities
                                        for any particular investor. There is no
                                        assurance that any rating will remain in
                                        effect for any given  period or that the
                                        rating agency will not lower or withdraw
                                        the  rating in the  future.  The  rating
                                        agency   could  lower  or  withdraw  its
                                        rating due to:

                                              o     any decrease in the adequacy
                                                    of the  value  of the  trust
                                                    fund  assets or any  related
                                                    credit enhancement, or

                                              o     an  adverse  change  in  the
                                                    financial or other condition
                                                    of  a   credit   enhancement
                                                    provider.

                          Description of the Securities

General

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Payments of Interest

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

      Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

      The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

Special Redemption

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 The Trust Funds

General

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o     REO  property   consisting  of  any   mortgaged   property  or  home
            improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

      General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

      Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o     Collections   on  the  mortgage  loans  may  vary  due  to  seasonal
            purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

      The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

      o     the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

Private Label Securities

      General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

      o     pass-through   certificates  representing  beneficial  interests  in
            underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

      The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

      The issuer Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

      Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

      A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o     the  amount  of  any  cash  specified  in  the  related   prospectus
            supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      t 6 0 If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               Credit Enhancement

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The  related  prospectus   supplement  will  include,  or  incorporate  by
reference, material financial and other information about the provider of the financial instruments.

                               Servicing of Loans

General

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o     to the extent  provided in the  related  agreement,  arrange  with a
            borrower  a  schedule  for  the  liquidation  of   delinquencies  by
            extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o     the  actual  cash  value  (i.e.,   replacement  cost  less  physical
            depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o     the  restoration  or  foreclosure   will  increase  the  Liquidation
            Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement.  Each  agreement  will  further  provide  that the  servicer  and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 The Agreements

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

      General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date
(except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

      Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information  contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

      o     the lesser of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

      o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

      o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      Indenture.   Unless   otherwise   specified  in  the  related   prospectus
supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o     certain   events  of   bankruptcy,   insolvency,   receivership   or
            liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       Material Legal Aspects of the Loans

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.


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

Mortgages

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the


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

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the


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

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.


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

      A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o     exercises  decision-making  control  over  environmental  compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.


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

      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


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

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from


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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

      General

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the


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depositor will make an appropriate filing of a UCC-1 financing  statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      Security Interests in Home Improvements

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the


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certificate  of title,  notice of surrender  would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed


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

of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

      Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.


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

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  The Depositor

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.


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

                                 Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

      o to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   Material Federal Income Tax Considerations

General

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to security holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;


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

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

      o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Taxation of Debt Securities

      Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

      Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

      In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.


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

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the original issue discount for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the original issue discount will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, then the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

      The present value of the remaining payments is to be determined on the basis of three factors:

      o     the  original  yield  to  maturity  of  the   pay-through   security
            (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

      o     the  assumption  that  the  remaining   payments  will  be  made  in
            accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

      Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

      o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      Election  to Treat  All  Interest  as  Original  Issue  Discount.  The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

      General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

      As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest
Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.


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

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

      In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

      Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to


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

offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

      Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.


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

      o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

      o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

      Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual


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

interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC Regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:


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

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual; and

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      Mark-to-Market Rules. A REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market.


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

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

      Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or

      (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of non-economic REMIC residual interests. Prospective purchasers of the non-economic REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations

Tax Status as a Grantor Trust

      General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

      Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities.


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

Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o     each  interest   weighted   stripped  security  is  composed  of  an
            unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

      Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This withholding generally applies if the holder of a security:

      o     fails  to  furnish  the   applicable   trustee   with  its  taxpayer
            identification number;

      o     furnishes   the   applicable    trustee   an   incorrect    taxpayer
            identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-

8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

      Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The current backup withholding rate is 28%.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

      o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

      o     any trust fund  income  attributable  to  discount on the loans that
            corresponds   to  any  excess  of  the   principal   amount  of  the
            certificates over their initial issue price;

      o     prepayment premium payable to the certificateholders for that month;
            and

      o any other amounts of income payable to the certificateholders for that month.

      This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to


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

offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o     the name, address and taxpayer identification number of the nominee;
            and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.


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

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%.

                             Reportable Transactions

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                            State Tax Considerations

      In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT Securities

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

      Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

      o     a FASIT election is in effect,

      o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

      o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

      However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

      Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include o cash or cash equivalents,

      o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

      o     foreclosure property,

      o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

      o     FASIT regular interests, and

      o     REMIC regular interests.


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

      o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

      o     one or more classes of regular interests or

      o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

      A     FASIT interest generally qualifies as a regular interest if

      o     it is designated as a regular interest,

      o     it has a stated maturity no greater than thirty years,

      o     it entitles its holder to a specified principal amount,

      o the issue price of the interest does not exceed 125% of its stated principal amount,

      o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

      If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

      Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

      Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities,"
"--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

      If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

      FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

      Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

      The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

      The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan  originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

      Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security


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holder  is (1) a "10  percent  shareholder"  of the  debtor,  (2) a  "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

      Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA Considerations

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must


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

      o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

      o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

      o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

      o has investment or administrative discretion with respect to such Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or


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

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.


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

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

      o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of


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

            all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The  underwriter  exemption  also  provides  exemptive  relief to  certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:


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

      o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

      o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

      o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;


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

      2.    the duration of the period of pre-funding;

      3. the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other
            receivable  of  higher   priority  which  is  secured  by  the  same
            collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  Legal Matters

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, Stroock & Stroock & Lavan llp, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or other counsel designated in the prospectus supplement.


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

                              Financial Information

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              Available Information

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                Incorporation of Certain Information by Reference

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     Ratings

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that


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losses are not covered by credit enhancement,  losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         Legal Investment Considerations

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              Plan of Distribution

      The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

      This prospectus may be used, to the extent required, by BS&Co. in connection with offers and sales related to market-making transactions. BS&Co. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.


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                                Glossary of Terms

      Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed
            Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

      o     the then outstanding principal balance of the primary assets.

      Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.


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

      Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

      Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. Person: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.


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

                                  $682,305,000
                                  (Approximate)

                                   [LOGO] CCM
                         Carrington Capital Management

                     Carrington Mortgage Loan Trust 2005-NC2
                                     Issuer

             Asset-Backed Pass-Through Certificates, Series 2005-NC2

                    Stanwich Asset Acceptance Company L.L.C.
                                     Seller
                        New Century Mortgage Corporation
                             Originator and Servicer

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor

Bear, Stearns & Co. Inc.

                                                                       Citigroup

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 2005-NC2 Asset-Backed Pass-Through Certificates in any state where the offer is not permitted.

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   May 2, 2005